Exhibit 1.1
Execution Copy
TEEKAY OFFSHORE PARTNERS L.P.
7,000,000 Common Units
Representing Limited Partner Interests
UNDERWRITING AGREEMENT
New York, New York
         June 12, 2008
Citigroup Global Markets Inc.
Lehman Brothers Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
As Representatives of the several Underwriters
named in Schedule I attached hereto.
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
Ladies and Gentlemen:
          Teekay Offshore Partners L.P., a limited partnership organized under the laws of the Marshall Islands (the “Partnership”), proposes to issue and sell (the “Offering”) to the several underwriters (the “Underwriters”) named in Schedule I to this agreement (the “Agreement”), for whom you (the “Representatives”) are acting as representatives, 7,000,000 Common Units (the “Firm Units”), each representing a limited partner interest in the Partnership (the “Common Units”). The Partnership also proposes to grant to the Underwriters an option to purchase up to 1,050,000 additional Common Units to cover over-allotments, if any (the “Option Units;” the Firm Units and the Option Units being hereinafter collectively called the “Units”). To the extent there are no additional Underwriters listed in Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires.
          Teekay Offshore GP L.L.C., a Marshall Islands limited liability company (the “General Partner”), serves as the sole general partner of the Partnership. Teekay Offshore Operating L.P., a Marshall Islands limited partnership (the “Operating Company”), is, as of the date hereof, owned (directly and indirectly) 26% by the Partnership and 74% by Teekay Holdings Limited, a Bermuda corporation (“Teekay Holdings”), a wholly owned subsidiary of Teekay Corporation, a Marshall Islands corporation (“Teekay”).
          After giving effect to the Transactions, the Offering and the uses of net proceeds thereof, the Partnership will own, directly, a 100% membership interest in Teekay Offshore Operating GP L.L.C., a Marshall Islands limited liability company (the “OLP GP”) and a

50.99% limited partner interest in the Operating Company. The OLP GP owns a 0.01% general partner interest in the Operating Company.
     Prior to, or as of the date hereof, the following have occurred:
          (a) Teekay Holdings and the Partnership entered into that certain OPCO Limited Partner Interest Purchase Agreement, made effective as of June 12, 2008 (the “OPCO Purchase Agreement”), pursuant to which the Partnership will acquire an additional 25% limited partner interest (the “OPCO Interest”) in the Operating Company from Teekay Holdings for a purchase price of $205,000,000;
          (b) Teekay and OPCO entered into (i) that certain Purchase Agreement, dated effective June 12, 2008 (the “Explorer Purchase Agreement”), pursuant to which OPCO will acquire 100% of the ownership interests of SPT Explorer L.L.C. (the “Explorer Interest”) from Teekay and (ii) that certain Purchase Agreement, dated effective June 12, 2008 (the “Navigator Purchase Agreement”), pursuant to which OPCO will acquire 100% of the ownership interests of SPT Navigator L.L.C. (the “Navigator Interest”) from Teekay, for a combined purchase price of $106,000,000 (including the assumption of debt);and
          (c) Teekay and the Partnership entered into that certain Unit Purchase Agreement, dated June 12, 2008 (the “Unit Purchase Agreement”), providing for the issuance and sale by the Partnership to Teekay or its designee of 3,250,000 Common Units (the “Private Sale Units” at a price of $20,000,000 per unit (the “Private Placement”);
          The transactions effected by (i) the OPCO Purchase Agreement, (ii) the Explorer Purchase Agreement, (iii) the Navigator Purchase Agreement and (iv) the Unit Purchase Agreement (collectively the “Purchase Agreements”) will have occurred at or prior to the Closing Date (such transactions are collectively referred to as the “Transactions”). In connection with the Transactions, the parties to the Transactions entered into various transfer agreements, bills of sale, assignments, conveyances, contribution agreements and related documents (collectively, and together with the Purchase Agreements, the “Operative Documents”).
     On the first Closing Date, the following transactions will occur, unless otherwise noted:
          (a) Pursuant to this Agreement, the Underwriters will pay cash to the Partnership in exchange for the Firm Units;
          (b) Pursuant to Private Unit Purchase Agreement, Teekay will contribute cash to the Partnership in exchange for the Private Sale Units;
          (c) The Partnership will use a portion of the proceeds from the offerings of the Firm Units and the Private Placement to pay the consideration for the OPCO Interest; and
          (d) The parties to the Explorer Purchase Agreement and the Navigator Purchase Agreement will consummate the transactions contemplated therein.

     The General Partner, the Partnership, the OLP GP, the Operating Company and the Operating Subsidiaries are hereinafter referred to collectively as the “Teekay Entities.” The General Partner, the Partnership, the OLP GP and the Operating Company are hereinafter referred to collectively as the “Teekay Parties.”
     Each of the entities set forth in Schedule IV as being owned directly or indirectly by the Partnership or the Operating Company are hereinafter referred to collectively as the “Operating Subsidiaries”).
     This is to confirm the agreement among the Teekay Parties, Teekay, Teekay Holdings and the Underwriters concerning the purchase of the Firm Units and the Option Units from the Partnership by the Underwriters.
          1. Representations and Warranties of the Teekay Parties. Each of the Teekay Parties, jointly and severally, represents and warrants to each Underwriter and agrees with each Underwriter that:
     (a) Registration. A registration statement on Form F-3 (File No. 333-150682) with respect to the Units being sold by the Partnership has (i) been prepared by the Partnership in conformity with the requirements of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder, (ii) been filed with the Commission under the Act and (iii) become effective under the Act. Copies of such registration statement and each of the amendments thereto, if any, have been delivered by the Partnership to you. As used in this Agreement:
     (1) “Applicable Time” means 5:00 p.m. (New York City time) on June 12, 2008, which the Representatives have informed the Partnership is a time prior to the first sale of the Units;
     (2) “Effective Date” means each date as of which any part of such registration statement relating to the Units became, or is deemed to have become, effective under the Securities Act in accordance with the Rules and Regulations;
     (3) “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) prepared by or on behalf of the Partnership or used or referred to by the Partnership in connection with the offering of the Units;
     (4) “Preliminary Prospectus” means any preliminary prospectus relating to the Units included in such registration statement or filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, including any preliminary prospectus supplement thereto relating to the Units;
     (5) “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with (A) each Issuer Free Writing Prospectus listed on Schedule II, and (B) the number of Units, the pricing information and the Closing Date (as defined in Section 3), which are set forth on Schedule III hereto and will be included on the cover page of the Prospectus;
     (6) “Prospectus” means the final prospectus supplement relating to the Units, including the accompanying base prospectus, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations; and
     (7) “Registration Statement” means, collectively, the various parts of such registration statement, each as amended as of the Effective Date for such part, including the Prospectus, and all exhibits to such registration statement.
     Any reference to any Preliminary Prospectus or to the Prospectus shall be deemed to refer to and include any information incorporated by reference therein pursuant to Item 6 of Form F-3 under the Act, as of the date of such Preliminary Prospectus or the Prospectus, as the case may be. Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) of the Rules and Regulations prior to the date hereof. Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of the Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in the Preliminary Prospectus or the Prospectus, as the case may be. Any reference to any amendment to the Registration Statement shall be deemed to include any periodic report of the Partnership filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Date that is incorporated by reference in the Registration Statement. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or threatened by the Commission. The Partnership meets the requirements for use of Form F-3 under the Act.
     (b) Partnership Not an Ineligible Issuer. At (i) the time of initial filing of the Registration Statement and (ii) the earliest time after the initial filing of the Registration Statement that the Partnership or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Units, the Partnership was not an “ineligible issuer,” as defined in Rule 405 under the Act.
     (c) Form of Documents. The Registration Statement conformed and will conform in all material respects on the Effective Date and each Closing Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Act and the Rules and Regulations. The most recent Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) and on each Closing Date to the requirements of the Act and the Rules and Regulations. The documents incorporated by reference in the Registration Statement, any Preliminary Prospectus or the Prospectus conformed, and any further documents so incorporated will conform, when filed with the Commission, in all material respects to the requirements of the Exchange Act or the Act, as applicable, and the rules and regulations of the Commission thereunder.
     (d) No Material Misstatements or Omissions in Registration Statement. The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 9(b).
     (e) No Material Misstatements or Omissions in the Prospectus. The Prospectus will not, as of its date and on the Closing Date, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 9(b).
     (f) No Material Misstatements or Omissions in Documents Incorporated by Reference. The documents incorporated by reference in any Preliminary Prospectus or the Prospectus did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (g) No Material Misstatements or Omissions in the Pricing Disclosure Package. The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 9(b).
     (h) No Material Misstatements or Omissions in Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433), when considered together with the Pricing Disclosure Package as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each Issuer Free Writing Prospectus, as of its date, did not conflict with the information contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus.
     (i) Conformity of Issuer Free Writing Prospectuses to the Requirements of the Securities Act. Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Act and the Rules and Regulations on the date of first use, and the Partnership has complied with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations. The Partnership has not made any offer relating to the Units that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives. The Partnership has retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations.
     (j) Formation and Qualification. Each of the Teekay Entities has been duly formed or incorporated and is validly existing as a limited partnership, limited liability company or corporation, as the case may be, in good standing under the laws of its respective jurisdiction of formation or incorporation, and is duly registered or qualified to do business and is in good standing as a foreign limited liability company, limited partnership or corporation, as the case may be, in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such registration or qualification, except where the failure so to register or qualify would not (i) reasonably be expected to have a Material Adverse Effect or (ii) subject the limited partners of the Partnership to any material liability or disability. “Material Adverse Effect,” as used throughout this Agreement, means a material adverse effect on the condition (financial or otherwise), results of operations, business, properties, assets or prospects of the Teekay Entities, taken as a whole, except as set forth in or contemplated in the Pricing Disclosure Package (exclusive of any supplement thereto) and the Prospectus (exclusive of any supplement thereto). Each of the Teekay Entities has all limited liability company, limited partnership or corporate, as the case may be, power and authority necessary to own or lease its properties currently owned or leased or to be owned or leased at each Closing Date, to assume the liabilities assumed or being assumed by it pursuant to the Operative Documents and to conduct its business as currently conducted and as to be conducted at each Closing Date, in each case in all material respects as described in the Pricing Disclosure Package and the Prospectus.
     (k) Ownership of General Partner Interest in the Partnership. The General Partner is the sole general partner of the Partnership with a 2.0% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the partnership agreement of the Partnership, as amended on or prior to the date hereof (the “Partnership Agreement”); and the General Partner owns such general partner interest free and clear of all pledges, liens, encumbrances, security interests, charges, equities or other claims (collectively, “Liens”) (except restrictions on transferability contained in the Partnership Agreement, as described in the Pricing Disclosure Package and the Prospectus, or under applicable securities laws).

     (l) Ownership of the Sponsor Units and Incentive Distribution Rights in the Partnership. Teekay Holdings owns immediately prior to the Offering 1,750,000 Common Units and 9,800,000 Subordinated Units (all such Common and Subordinated Units being collectively referred to herein as the “Sponsor Units”); and the General Partner owns 100% of the Incentive Distribution Rights (as defined in the Partnership Agreement) (the “Incentive Distribution Rights”), in each case free and clear of all Liens (except restrictions on transferability contained in the Partnership Agreement, as described in the Pricing Disclosure Package and the Prospectus, or under applicable securities laws).
     (m) Valid Issuance of the Units. At each Closing Date, the Firm Units and the Option Units, as the case may be, and the limited partner interests represented thereby will be duly authorized by the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as described in the Form 8-A/A under the caption “Our Partnership Agreement—Limited Liability”).
     (n) Valid Issuance of the Private Sale Units. At the Closing Date, the Private Sale Units and the limited partner interests represented thereby will be duly authorized by the Partnership Agreement and, when issued and delivered to Teekay or its designee against payment therefor in accordance with the terms of the Unit Purchase Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as described in the Form 8-A/A under the caption “Our Partnership Agreement—Limited Liability”).
     (o) Ownership of the General Partner. Teekay Holdings directly owns a 100% membership interest in the General Partner; such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of the General Partner, as amended on or prior to the date hereof (the “General Partner LLC Agreement”), and is fully paid (to the extent required under the General Partner LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 51 of the Marshall Islands Limited Liability Company Act); and Teekay Holdings owns such membership interest free and clear of all Liens.
     (p) Ownership of OLP GP. The Partnership owns a 100% membership interest in OLP GP; such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of OLP GP, as amended on or prior to the date hereof (the “OLP GP LLC Agreement”), and is fully paid (to the extent required under the OLP GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 51 of the Marshall Islands Limited Liability Company Act); and the Partnership owns such membership interest free and clear of all Liens except for Liens pursuant to credit agreements and related security agreements disclosed or referred to in the Pricing Disclosure Package and the Prospectus.

     (q) Ownership of the Operating Company. As of the date hereof (1) the Partnership directly owns a 25.99% limited partner interest in the Operating Company, (2) Teekay Holdings directly owns a 74% limited partner interest in the Operating Company and (3) OLP GP directly owns a 0.01% general partner interest in the Operating Company; such partner interests have been duly authorized and validly issued in accordance with the partnership agreement of the Operating Company, as the same amended on or prior to the date hereof (the “Operating Company Partnership Agreement”), and are fully paid (to the extent required under the Operating Company Partnership Agreement) and, with respect to the limited partner interests, are nonassessable (except as such nonassessability may be affected by Section 41 of the Marshall Islands Limited Partnership Act); and the Partnership, Teekay Holdings and OLP GP own such partner interests free and clear of all Liens except for Liens pursuant to credit agreements and related security agreements disclosed or referred to in the Pricing Disclosure Package and the Prospectus.
At the Closing Dates, after giving effect to the Transactions, (1) the Partnership will directly own a 50.99% limited partner interest in the Operating Company, (2) Teekay Holdings will own directly a 49% limited partner interest in the Operating Company and (3) OLP GP will directly own a 0.01% general partner interest in the Operating Company; such partner interests will be duly authorized and validly issued in accordance with the partnership agreement of the Operating Company Partnership Agreement and will be fully paid (to the extent required under the Operating Company Partnership Agreement) and, with respect to the limited partner interests, nonassessable (except as such nonassessability may be affected by Section 41 of the Marshall Islands Limited Partnership Act); and the Partnership, Teekay Holdings and OLP GP will own such partner interests free and clear of all Liens except for Liens pursuant to credit agreements and related security agreements disclosed or referred to in the Pricing Disclosure Package and the Prospectus.
     (r) Ownership of the Operating Subsidiaries.
     (1) The Partnership and the Operating Company own, directly or indirectly, the equity interests of the Operating Subsidiaries as described on Schedule IV; such equity interests have been duly authorized and validly issued in accordance with the organizational documents of each Operating Subsidiary, amended on or prior to the date hereof (the “Operating Subsidiaries’ Organizational Documents”), and are fully paid (to the extent required under the Operating Subsidiaries’ Organizational Agreements) and nonassessable (except as such nonassessability may be affected by the applicable statutes of the jurisdiction of formation of the applicable Operating Subsidiary); and the Partnership and the Operating Company, as applicable, own such equity interests free and clear of all Liens except for Liens pursuant to credit agreements and related security agreements disclosed or referred to in the Pricing Disclosure Package and the Prospectus.

     (2) On each Closing Date, after giving effect to the Transactions, the Operating Company will own, directly, 100% of the ownership interests in the SPT Navigator L.L.C. and the SPT Explorer L.L.C. free and clear of all Liens except for Liens pursuant to credit agreements and related security agreements disclosed or referred to in the Pricing Disclosure Package and the Prospectus. Such equity interests have been duly authorized and validly issued in accordance with the organizational documents of the SPT Navigator L.L.C. and the SPT Explorer L.L.C., and are fully paid (to the extent required under the organizational documents of the SPT Navigator L.L.C. and the SPT Explorer L.L.C.) and nonassessable (except as such nonassessability may be affected by the applicable statutes of the jurisdiction of formation of the SPT Navigator L.L.C. and the SPT Explorer L.L.C.).
     (s) No Other Subsidiaries. Other than its 2.0% general partner interest in the Partnership and the Incentive Distribution Rights, the General Partner does not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity. Other than (i) the Partnership’s ownership of a 100% membership interest in OLP GP, (ii) the Partnership’s ownership of the partnership interests (directly and indirectly, through OLP GP) in the Operating Company as specified in paragraph (q) above and (iii) the Operating Company’s or Partnership’s ownership, as applicable, (directly or indirectly) of the percentage of the equity interests in each of the Operating Subsidiaries specified in paragraph (r) above, neither the Partnership nor the Operating Company owns, and at each Closing Date, neither will own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.
     (t) No Preemptive Rights or Options. Except as described in the Pricing Disclosure Package and the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity interests of any of the Teekay Entities. Except as described in the Pricing Disclosure Package and the Prospectus, there are no outstanding options or warrants to purchase (i) any Common Units, Subordinated Units, Incentive Distribution Rights or other interests in the Partnership, (ii) to the Teekay Parties’ knowledge, any membership interests in the General Partner, (C) to the Teekay Parties’ knowledge, any partnership interests in the Operating Company, or (D) to the Teekay Parties’ knowledge, any equity interests in any Operating Subsidiary.
     (u) No Registration Rights. No holder of securities of any of the Teekay Entities has rights to the registration of such securities under the Registration Statement, except for any rights of Teekay Holdings with respect to this Offering, which rights it has waived.
     (v) Capitalization. As of the date hereof, the issued and outstanding limited partner interests of the Partnership consist of 9,800,000 Common Units, 9,800,000 Subordinated Units and the Incentive Distribution Rights. All of such Common Units,

Subordinated Units and Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as described in the Partnership’s Form 8-A/A filed with the Commission on May 6, 2008 (the “Form 8-A/A”) under the caption “Our Partnership Agreement—Limited Liability”).
     (w) Authority. The Partnership has all requisite limited partnership power and authority to issue, sell and deliver the Units in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Pricing Disclosure Package and the Prospectus. At each Closing Date, all corporate, partnership and limited liability company action, as the case may be, required to be taken by the Teekay Entities or any of their stockholders, partners or members for the authorization, issuance, sale and delivery of the Units and the Private Sale Units, the execution and delivery by the Teekay Parties of this Agreement, the Operative Documents and the consummation of the transactions (including the Transactions) contemplated by this Agreement and the Operative Documents shall have been validly taken.
     (x) Execution and Delivery of this Agreement. This Agreement has been duly authorized, validly executed and delivered by each of the Teekay Parties.
     (y) Enforceability of Other Agreements.
     (1) The General Partner LLC Agreement has been duly authorized, executed and delivered by Teekay Holdings and is a valid and legally binding agreement of Teekay Holdings, enforceable against Teekay Holdings in accordance with its terms;
     (2) the Partnership Agreement has been duly authorized, executed and delivered by the General Partner and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms;
     (3) the OLP GP LLC Agreement has been duly authorized, executed and delivered by the Partnership and is a valid and legally binding agreement of the OLP GP, enforceable against the OLP GP in accordance with its terms;
     (4) the Operating Company Partnership Agreement has been duly authorized, executed and delivered by OLP GP, the Partnership and Teekay Holdings and is a valid and legally binding agreement of the OLP GP, the Partnership and Teekay Holdings enforceable against the OLP GP, the Partnership and Teekay Holdings in accordance with its terms;
     (5) each of the Operating Subsidiaries’ Organizational Documents has been duly authorized, executed and delivered by the appropriate Teekay Entity and is a valid and legally binding agreement of such Teekay Entity, enforceable against such Teekay Entity in accordance with its terms; and
     (6) each of the Operative Documents has been duly authorized, executed and delivered by the parties thereto and is a valid and legally binding agreement of each of them, enforceable against each of them in accordance with its terms;
provided that, with respect to each agreement described in this Section 1(y), the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and, provided further, that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by applicable laws and public policy.
     The General Partner LLC Agreement, the Partnership Agreement, the OLP GP LLC Agreement, the Operating Company Partnership Agreement and the Operating Subsidiaries’ Organizational Documents are herein collectively referred to as the “Organizational Documents.”
     (z) No Conflicts. None of the offering, issuance and sale by the Partnership of the Units and the Private Sale Units, the execution, delivery and performance of this Agreement or the Operative Documents by the Teekay Entities, Teekay Holdings or Teekay, in each case that are parties hereto or thereto, or the consummation of the transactions contemplated hereby or thereby (including the Transactions), or the application of the proceeds from the sale of the Units and the Private Sale Units as described under “Use of Proceeds” in the Prospectus, (i) conflicts or will conflict with or constitutes or will constitute a violation of any Organizational Document, (ii) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under, any indenture, contract, mortgage, deed of trust, note agreement, loan agreement, lease or other agreement, or instrument to which any of the Teekay Entities is a party or by which any of them or any of their respective properties may be bound, (iii) violates or will violate any statute, law, rule, regulation, judgment, order or decree applicable to any of the Teekay Entities of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over any of the Teekay Entities or any of their properties, or (iv) results or will result in the creation or imposition of any Lien upon any property or assets of any of the Teekay Entities (other than Liens referred to or described in the Pricing Disclosure Package and the Prospectus), which conflicts, breaches, violations, defaults or Liens, in the case of clauses (ii), (iii) or (iv), could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or could materially impair the ability of any of the Teekay Entities to perform their obligations under this Agreement or the Operative Documents.

     (aa) No Consents. Except for (i) the registration of the Units under the Act, (ii) such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act, and applicable state securities or “Blue Sky” laws in connection with the purchase and distribution of Units by the Underwriters and (iii) such consents that, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or could not reasonably be expected to materially impair the ability of any of the Teekay Entities to perform their obligations under this Agreement and the Operative Documents, no permit, consent, approval, authorization, order, registration, filing or qualification (“consent”) of or with any court, governmental agency or body having jurisdiction over any of the Teekay Entities or any of their respective properties is required in connection with the offering, issuance and sale by the Partnership of the Units and the Private Sale Units, the execution, delivery and performance of this Agreement and the Operative Documents by the parties hereto or thereto (other than the Underwriters), or the consummation of the transactions contemplated by this Agreement or the Operative Documents (including the Transactions).
     (bb) No Default. None of the Teekay Entities is (i) in violation of its Organizational Documents, (ii) in breach of or in default under (and no event that, with notice or lapse of time or both, would constitute such a default has occurred or is continuing under) any term, covenant, obligation, agreement or condition contained in any indenture, mortgage, deed of trust, note agreement, loan agreement, lease or other agreement, obligation, condition, covenant or instrument to which it is a party or by which it is or may be bound or to which any of its properties or assets is subject or (iii) in violation of any statute, law, rule, regulation, judgment, order or decree applicable to any of the Teekay Entities of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over any of the Teekay Entities or any of their properties, which breach, default or violation, in the case of clause (ii) or (iii), would, if continued, reasonably be expected to have a Material Adverse Effect, or could reasonably be expected to materially impair the ability of any of the Teekay Entities to perform their obligations under this Agreement or the Operative Documents. To the knowledge of the Teekay Parties, no third party to any indenture, contract, mortgage, deed of trust, note agreement, loan agreement, lease or other agreement, obligation, condition, covenant or instrument to which any of the Teekay Entities is a party or by which any of them are bound or to which any of their properties are subject, is in default under any such agreement, which breach, default or violation would, if continued, reasonably be expected to have a Material Adverse Effect.
     (cc) Conformity of Securities to Description. The Units, when issued and delivered in accordance with the terms of the Partnership Agreement against payment therefor as provided herein will conform, and the Private Sale Units, when issued and delivered in accordance with the terms of the Partnership Agreement against payment therefor as provided in the Unit Purchase Agreement, will conform, in all material respects to the descriptions thereof contained in the Pricing Disclosure Package and the Prospectus.

     (dd) No Material Adverse Change. Since the date of the latest audited financial statements included in the Pricing Disclosure Package (exclusive of any amendment or supplement thereto after the date hereof) and the Prospectus (exclusive of any amendment or supplement thereto after the date hereof), (i) no Teekay Entity has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, (ii) there has not been any material change in the capitalization or material increase in the short-term debt or long-term debt of the Teekay Entities or any material adverse change, or any development involving or which could reasonably be expected to involve, individually or in the aggregate, a prospective material adverse change in or affecting the general affairs, condition (financial or otherwise), stockholders’ equity, partners’ equity, members’ equity, results of operations, business, properties, assets or prospects of the Teekay Entities, taken as a whole, and (iii) none of the Teekay Entities has incurred any liability or obligation, direct, indirect or contingent, or entered into any transactions, whether or not in the ordinary course of business, that, individually or in the aggregate, is material to the Teekay Entities, taken as a whole, or otherwise than as set forth or contemplated in the Pricing Disclosure Package.
     (ee) Financial Statements. The consolidated historical financial statements (including the related notes and supporting schedules) included in the Registration Statement, the Pricing Disclosure Package(and any amendment or supplement thereto) and the Prospectus (and any amendment or supplement thereto) (i) present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein, at the respective dates or for the respective periods indicated, (ii) comply as to form in all material respects with the applicable accounting requirements of the Act and (iii) have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data included or incorporated by reference into the Registration Statement, the Pricing Disclosure Package (and any amendment or supplement thereto) and the Prospectus (and any amendment or supplement thereto) is accurately presented in all material respects and prepared on a basis consistent with the audited historical consolidated financial statements from which it has been derived.
     (ff) Independent Registered Public Accounting Firm. The accountants, Ernst & Young LLP, who have certified or shall certify the financial statements of the Partnership and the General Partner and delivered their report with respect to the audited consolidated financial statements included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, were and are the independent registered public accounting firm with respect to such entities within the meaning of the Act and the applicable published rules and regulations thereunder and the rules and regulations of the Public Company Accounting Oversight Board.
     (gg) Transfer Taxes. There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement, the issuance by the Partnership or sale by the Partnership of the Units or the consummation of the transactions (including the Transactions) contemplated by this Agreement and the Operative Documents.
     (hh) Title to Properties. The Operating Company and the Operating Subsidiaries have good and marketable title to all real property and good title to all personal property described in the Pricing Disclosure Package and the Prospectus as owned by the Operating Company and the Operating Subsidiaries, and each Operating Subsidiary identified in Schedule V is the sole owner of the vessel set forth opposite its name in Schedule V (the “Vessels”), in each case free and clear of all Liens except (i) as described, and subject to the limitations contained, in the Pricing Disclosure Package and the Prospectus or (ii) as do not materially affect the value of such property, taken as a whole, and do not materially interfere with the use of such properties, taken as a whole, as they have been used in the past and are proposed to be used in the future, as described in the Pricing Disclosure Package and the Prospectus (the Liens described in clauses (i) and (ii) above being “Permitted Liens”); provided that with respect to any interest in real property and buildings held under lease by the Operating Company or any of the Operating Subsidiaries, such real property and buildings are held under valid and subsisting and enforceable leases (except as may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law)), with such exceptions as do not materially interfere with the use of the properties of the Teekay Entities, taken as a whole as they have been used in the past as described in the Pricing Disclosure Package and the Prospectus and are proposed to be used in the future as described in the Pricing Disclosure Package and the Prospectus.
     (ii) Vessel Registration. Each vessel identified in Schedule V is duly registered under the laws of the jurisdiction set forth in Schedule V in the name of the applicable Operating Subsidiary identified in Schedule V, free and clear of all Liens except for Permitted Liens.
     (jj) Permits. Each of the Teekay Entities has such permits, consents (as defined above), licenses, franchises, concessions, certificates and authorizations (“permits”) of, and has made all declarations and filings with, all Federal, provincial, state, local or foreign governmental or regulatory authorities, all self-regulatory organizations and all courts and other tribunals, as are necessary to own or lease its properties and to conduct its business in the manner described in the Pricing Disclosure Package and the Prospectus, subject to such qualifications as may be set forth in the Pricing Disclosure Package and the Prospectus and except for such permits, declarations and filings that, if not obtained, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; except as set forth in the Pricing Disclosure Package and the Prospectus, each of the Teekay Entities has fulfilled and performed all its material obligations with respect to such permits which are or will be due to have been fulfilled and performed by such date and no event has occurred that would prevent the permits from being renewed or reissued or that allows, or after notice or lapse of time would allow, revocation or termination thereof or results or would result in any impairment of the rights of the holder of any such permit, except for such non-renewals, non-issues, revocations, terminations and impairments that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and none of such permits contains any restriction that is materially burdensome to the Teekay Entities, taken as a whole.
     (kk) Insurance. Except as set forth in the Pricing Disclosure Package and the Prospectus with respect to off hire insurance, the Teekay Entities are insured by insurers of recognized financial responsibility covering against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance insuring the Teekay Entities or their respective businesses, assets, employees, officers and directors are in full force and effect; the Teekay Entities are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by any of the Teekay Entities under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause except that would not reasonably be expected to have a Material Adverse Effect; none of the Teekay Entities has been refused any insurance coverage sought or applied for; and the General Partner believes that each of the Teekay Entities will be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.
     (ll) Contracts to be Described or Filed. To the best knowledge of the Teekay Parties, there is no agreement, franchise, contract, indenture, lease or other document or instrument of a character required to be described in the Registration Statement or the Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required.
     (mm) Litigation. There is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the Teekay Parties, threatened, to which any of the Teekay Entities is or could reasonably be expected to be made a party or to which the business or property of any of the Teekay Entities is or could reasonably be expected to be made subject or that would be required to be disclosed in the Registration Statement, the Pricing Disclosure Package or the Prospectus which is not adequately disclosed in the Registration Statement, the Pricing Disclosure Package or the Prospectus as required, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or, to the knowledge of the Teekay Parties, that has been proposed by any governmental agency, and (iii) no injunction, restraining order or order of any nature issued by a Federal or state court or foreign court of competent jurisdiction to which any of the Teekay Entities is or may be subject, that, in the case of clauses (i), (ii) and (iii) above,(A) could reasonably be expected to (1) individually or in the aggregate have a Material Adverse Effect, or (2) prevent or result in the suspension of the offering and issuance of the Units, or (B) questions the validity of this Agreement or any Operative Document.

     (nn) Certain Relationships and Related Transactions. No relationship, direct or indirect, exists between or among any Teekay Entity, on the one hand, and the directors, officers, members, partners, stockholders, customers or suppliers of any Teekay Entity on the other hand that is required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that is not so described. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by any Teekay Entity to or for the benefit of any of the officers, directors or managers of any Teekay Entity or their respective family members, except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus. No Teekay Entity has, in violation of the Sarbanes-Oxley Act of 2002, directly or indirectly, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of any Teekay Entity.
     (oo) Sarbanes-Oxley Act of 2002. The Partnership is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission, the NYSE (as defined in Section 1(yy) hereof) that are effective and applicable to the Partnership.
     (pp) No Labor Dispute. No labor problem or dispute with the employees of the Teekay Entities exists or is threatened or imminent, and none of the Teekay Parties is aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, contractors or customers, that, in each case, could reasonably be expected to have a Material Adverse Effect.
     (qq) Tax Returns. Each of the Teekay Entities has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file could not reasonably be expected to have a Material Adverse Effect) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as could not reasonably be expected to have a Material Adverse Effect.
     (rr) Books and Records. Each Teekay Entity maintains systems of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Teekay Entities’ internal controls over financial reporting are effective and the Teekay Parties are not aware of any material weakness in their internal controls over financial reporting.

     (ss) Disclosure Controls and Procedures. The Teekay Entities maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are effective.”
     (tt) Environmental Compliance. Each Teekay Entity (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or Hazardous Materials (as defined below) (“Environmental Laws”), (ii) has received and is in compliance with all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business, (iii) has not received notice of any actual or potential liability under any environmental law, and (iv) is not a party to or affected by any pending or, to the knowledge of the Teekay Parties, threatened action, suit or proceeding, is not bound by any judgment, decree or order, and has not entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials, except where such noncompliance or deviation from that described in (i) — (iv) above could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. None of the Teekay Entities has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”). The term “Hazardous Materials” means (A) any “hazardous substance” as defined in CERCLA, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.
     (uu) Effect of Environmental Laws. In the ordinary course of its business, each Teekay Entity periodically reviews the effect of Environmental Laws on its business, operations and properties, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, each Teekay Entity has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, have a Material Adverse Effect.
     (vv) Intellectual Property. Each of the Teekay Entities owns or possesses rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, technology, know-how and other intellectual property necessary for the conduct of their respective businesses, except where the failure to possess such rights could not reasonably be expected to have a Material Adverse Effect, and the Teekay Parties believe that the conduct by the Teekay Entities of their respective businesses will not conflict with, and the Teekay Entities have not received any notice of any claim of conflict with, any such rights of others.

     (ww) No Distribution of Other Offering Materials. None of the Teekay Entities has distributed and, prior to the later to occur of (i) each Closing Date and (ii) completion of the distribution of the Units, will not distribute, any prospectus (as defined under the Act) in connection with the offering and sale of the Units other than the Registration Statement, the Pricing Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or other materials, if any, permitted by the Act, including Rule 134 under the Act.
     (xx) Private Sale. The issuance and sale of Common Units to Teekay or its designee by the Partnership pursuant to the Unit Purchase Agreement will not violate the provisions of the Act.
     (yy) NYSE Listing. The Units have been or will be approved for listing on the New York Stock Exchange (“NYSE”), subject only to official notice of issuance.
     (zz) Investment Company. None of the Teekay Entities is now, and after the sale of the Units to be sold by the Partnership hereunder and application of the net proceeds from such sale as described in the Prospectus under the caption “Use of Proceeds” and after giving effect to the Transactions will be, an “investment company” or a company “controlled by” an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (the “1940 Act”).
     (aaa) Passive Foreign Investment Company. To the best knowledge of the Teekay Parties, none of the Teekay Entities is a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1297 of the Code.
     (bbb) Tax Status. None of the Teekay Entities, other than the Partnership and the General Partner, has elected to be classified as an association taxable as a corporation for United States federal income tax purposes. Each of the Teekay Entities, other than the Partnership and the General Partner, has properly elected to be classified as a disregarded entity if it has one owner or as a partnership if it has more than one owner for United States federal income tax purposes (other than any Teekay Entity that is classified other than as a corporation without regard to whether it makes an election).
     (ccc) Foreign Corrupt Practices Act. No Teekay Entity nor any director, officer, agent, employee or affiliate of any Teekay Entity, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended (such act, including the rules and regulations thereunder, the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and each of the Teekay Entities and its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
     (ddd) Sanctions Laws and Regulations. Neither the sale of the Units by the Partnership hereunder nor the use of the proceeds thereof will cause any U.S. person participating in the offering, either as underwriter and/or purchasers of the Units, to violate the Trading With the Enemy Act, as amended, the International Emergency Economic Powers Act, as amended, or any foreign asset control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) (all such laws and regulations collectively referred to as the “Sanctions Laws and Regulations”) or any enabling legislation or executive order relating thereto.
     (eee) OFAC. None of the Teekay Entities is, and, to the knowledge of the Teekay Parties, no director, officer, agent, employee or affiliate of any of the Teekay Entities is, currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Teekay Entities will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
     (fff) Money Laundering Laws. The operations of the Teekay Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Teekay Entities with respect to the Money Laundering Laws is pending or, to the best knowledge of the Teekay Parties, threatened.
     (ggg) Brokers. Except as described in the Pricing Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between any Teekay Entity and any person that would give rise to a valid claim against any Teekay Entity or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering of the Units.
     (hhh) Market Stabilization. None of the Teekay Entities has taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

     (iii) Prohibition on Dividends. Except as provided in the credit and loan agreements described in the Pricing Disclosure Package and the Prospectus and by Section 40 of the Marshall Islands Limited Liability Company Act of 1996, neither the Operating Company nor any Operating Subsidiary is prohibited, directly or indirectly, from paying any dividends to the Partnership or the Operating Company, as the case may be, from making any other distribution on such subsidiary’s equity securities, from repaying to the Partnership or the Operating Company any loans or advances to such subsidiary from the Partnership or the Operating Company or from transferring any of such subsidiary’s property or assets to the Partnership, the Operating Company or any other subsidiary of the Partnership.
     (jjj) Statistical and Market Data. The statistical and market-related data included in the Pricing Disclosure Package and the Prospectus are based on or derived from sources which the Teekay Parties believe to be reliable and accurate.
          (kkk) To the Teekay Parties’ knowledge, there are no affiliations or associations between (i) any member of FINRA and (ii) the Partnership or any of the General Partner’s officers, directors or 5% or greater security holders or any beneficial owner of the Partnership’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission, except as disclosed in the Registration Statement (excluding the exhibits thereto), the Pricing Disclosure Package and the Prospectus.
          Any certificate signed by any officer of any Teekay Entity and delivered to the Underwriters or to counsel for the Underwriters in connection with the closing of the Offering shall be deemed a representation and warranty by such Teekay Entity, as to matters covered thereby, to each Underwriter.
          2. Representations, Warranties and Agreements of Teekay and Teekay Holdings. Each of Teekay and Teekay Holdings, jointly and severally, represents and warrants to each Underwriter and agrees with each Underwriter that:
          (a) Formation and Qualification. Teekay has been duly incorporated and is validly existing in good standing as a corporation under the law of the Republic of the Marshall Islands. Teekay Holdings has been incorporated and is validly existing in good standing as a corporation under the law of Bermuda.
          (b) Authority. At each Closing Date, all corporate, partnership and limited liability company action, as the case may be, required to be taken by Teekay or Teekay Holdings or any of their respective stockholders for the execution and delivery of this Agreement and the Operative Document and the consummation of the transactions contemplated by this Agreement and the Operative Documents shall have been validly taken.
          (c) Execution and Delivery of this Agreement. This Agreement has been duly authorized, validly executed and delivered by Teekay and Teekay Holdings.

          (d) Execution, Delivery and Enforceability of the Operative Documents. The Unit Purchase Agreement has been duly authorized, validly executed and delivered by Teekay and is a valid and legally binding agreement of Teekay, enforceable against Teekay in accordance with its terms. The OPCO Purchase Agreement has been duly authorized, validly executed and delivered by Teekay Holdings and is a valid and legally binding agreement of Teekay Holdings, enforceable against Teekay Holdings in accordance with its terms. The Explorer Purchase Agreement has been duly authorized, validly executed and delivered by Teekay and is a valid and legally binding agreement of Teekay, enforceable against Teekay in accordance with its terms. The Navigator Purchase Agreement has been duly authorized, validly executed and delivered by Teekay and is a valid and legally binding agreement of Teekay, enforceable against Teekay in accordance with its terms.
          (e) No Conflicts. None of the offering, issuance and sale by the Partnership of the Units and the Private Sale Units, the execution, delivery and performance of this Agreement by the Teekay Parties and the Operative Documents by the Partnership, the Operating Company, Teekay Holdings and Teekay, the consummation of the transactions contemplated hereby or thereby, or the application of the proceeds from the sale of the Units and the Private Sale Units as described under “Use of Proceeds” in the Prospectus, (i) conflicts or will conflict with or constitutes or will constitute a violation of the organizational documents of Teekay or Teekay Holdings, (ii) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under, any indenture, contract, mortgage, deed of trust, note agreement, loan agreement, lease or other agreement, or instrument to which any Teekay or Teekay Holdings is a party or by which Teekay or Teekay Holdings or any of their respective properties may be bound, (iii) violates or will violate any statute, law, rule, regulation, or judgment, order or decree applicable to Teekay or Teekay Holdings of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over Teekay or Teekay Holdings or any of their respective properties, or (iv) results or will result in the creation or imposition of any Lien upon any property or assets of Teekay or Teekay Holdings, which conflicts, breaches, violations, defaults or Liens, in the case of clauses (ii), (iii) or (iv), could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or could materially impair the ability of Teekay or Teekay Holdings to perform its obligations under this Agreement or the Operative Documents.
          (f) No Consents. No consent of or with any court, governmental agency or body having jurisdiction over Teekay, Teekay Holdings or their properties is required in connection with the execution, delivery and performance of this Agreement and the Operative Documents by Teekay or Teekay Holdings.
          (g) Registration Rights. To the extent applicable, Teekay and Teekay Holdings waive any rights they may have to the registration under the Act of Common Units held by Teekay or Teekay Holdings in connection with the Offering.
     3. Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Partnership agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Partnership, at a purchase price of $19.25 per Unit, the amount of the Firm Units set forth opposite such Underwriter’s name in Schedule I hereto.
     (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Partnership hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 1,050,000 Option Units at the same purchase price per Unit as the Underwriters shall pay for the Firm Units. Said option may be exercised only to cover over-allotments in the sale of the Firm Units by the Underwriters. Said option may be exercised in whole or in part at any time and from time to time on or before the 30th day after the date of the Prospectus upon written notice by the Representatives to the Partnership setting forth the number of Option Units as to which the several Underwriters are exercising the option and the settlement date. The number of Option Units to be purchased by each Underwriter shall be the same percentage of the total number of Option Units to be purchased by the several Underwriters as such Underwriter is purchasing of the Firm Units, subject to such adjustments as the Representatives in their absolute discretion shall make to eliminate any fractional Units.
          4. Delivery and Payment. Delivery of and payment for the Firm Units and the Option Units (if the option provided for in Section 3(b) hereof shall have been exercised on or before the third Business Day immediately preceding the Closing Date) shall be made at 10:00 AM, Eastern time, on June 18, 2008, at the offices of Perkins Coie LLP, Portland, Oregon, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Partnership or as provided in Section 10 hereof (such date and time of delivery and payment for the Units being herein called the “Closing Date”). Delivery of the Units shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Partnership by wire transfer payable in same-day funds to an account specified by the Partnership. Delivery of the Units shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct.
          If the option provided for in Section 3(b) hereof is exercised after the third Business Day immediately preceding the initial Closing Date, the Partnership will deliver the Option Units (at the expense of the Partnership) to the Representatives, on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Partnership by wire transfer payable in same-day funds to an account specified by the Partnership. Delivery of the Option Units shall be made through the facilities of DTC unless the Representatives shall otherwise instruct. If settlement of the Option Units occurs after the initial Closing Date, the Partnership will deliver to the Representatives for the respective accounts of the several Underwriters on the Closing Date for the Option Units, and the obligation of the Underwriters to purchase the Option Units shall be conditioned upon receipt of, supplemental opinions (other than the opinions specified in Sections 7(f) and 7(g)), certificates and letters confirming as of such date the opinions, certificates and letters delivered on the initial Closing Date pursuant to Section 7 hereof. To the extent any of the opinions specified in Sections 7(f) and 7(g) are not delivered on the Closing Date for the Option Units, as contemplated by the preceding sentence, the certificate specified in 7(i) delivered on such Closing Date shall include an additional statement to the effect that, to the officers’ knowledge, there has been no change in fact or law that would lead the officers to believe that such legal opinions could not be delivered on such Closing Date.
          For purposes of this Agreement, the term “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.
          5. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Units for sale to the public as set forth in the Pricing Disclosure Package and the Prospectus.
          6. Agreements. Each of the Teekay Parties, jointly and severally, agrees with the several Underwriters that:
     (a) Preparation of Prospectus. The Partnership will prepare the Prospectus in a form approved by the Representatives and file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A under the Act. The Partnership will make no further amendment or any supplement to the Registration Statement, the Pricing Disclosure Package or the Prospectus prior to the Closing Date without your consent, which will not be unreasonably withheld, except as permitted herein and will advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof. The Partnership will file promptly all reports and other documents required to be filed by it with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering and sale of the Units, and will advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Pricing Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Units for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the Pricing Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus or for additional information, and in the event of the issuance of any stop order or of any order preventing or suspending the use of the Pricing Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal.

     (b) Signed Copy of Registration Statement. The Partnership will furnish promptly to the Representatives and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.
     (c) Delivery of Documents. The Partnership will deliver promptly to the Representatives such number of the following documents as the Underwriters shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits), (ii) the Pricing Disclosure Package, the Prospectus and any amended or supplemented Prospectus, (iii) each Issuer Free Writing Prospectus and (iv) any document incorporated by reference into the Registration Statement, the Pricing Disclosure Package or the Prospectus (excluding exhibits thereto); and, if the delivery of a prospectus is required at any time after the Applicable Time in connection with the offering or sale of the Units or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference into to the Prospectus in order to comply with the Act or the Exchange Act, the Partnership will notify the Representatives and, upon their request, will file such document and will prepare and furnish without charge to the Underwriters and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance.
     (d) Amendments and Supplements. The Partnership will file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may be required by the Act or requested by the Commission during such period as the Underwriters may have a prospectus delivery requirement.
     (e) Filings with the Commission. At any time before the termination of the offering of the Units, prior to filing with the Commission any amendment to the Registration Statement or supplement to the Prospectus, any document incorporated by reference in the Prospectus, any amendment to any document incorporated by reference in the Prospectus , or any prospectus pursuant to Rule 424(b) of the Rules and Regulations, the Partnership will furnish a copy thereof to the Representatives and will not file any such document to which the Representatives shall reasonably object after having been given reasonable notice of the proposed filing thereof unless the Partnership is required by law to make such filing.
     (f) No Issuer Free Writing Prospectuses without Consent. The Teekay Parties will not make any offer relating to the Units that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives.

     (g) Retention of Issuer Free Writing Prospectuses; Content. The Partnership will retain in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses not required to be filed pursuant to the Rules and Regulations; and if at any time after the date hereof through the completion of the offering of the Units any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the Pricing Disclosure Package or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Representatives and, upon their request, to file such documents and to prepare and furnish without charge to the Underwriters as many copies as it may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus, that will correct such conflict, statement or omission or effect such compliance.
     (h) Reports to Unitholders. As soon as practicable, but in any event not later than 60 days after the close of the period covered thereby, the Partnership will make generally available to its unitholders and to the Representatives an earnings statement or statements of the Teekay Entities (excluding the General Partner) which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.
     (i) Copies of Reports. For a period of two years following the date hereof, it will furnish to the Underwriters copies of all materials furnished by the Partnership to its unitholders and all reports and financial statements furnished by the Partnership to the NYSE pursuant to requirements of or agreements with the NYSE or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder (other than any annual CEO certification and annual written affirmations to the NYSE), in each case to the extent that such materials, reports and financial statements are not publicly filed with the Commission.
     (j) Qualification of Securities. The Partnership will arrange, if necessary, for the qualification of the Units for sale under the laws of such jurisdictions as the Representatives may reasonably designate and will maintain such qualifications in effect so long as reasonably required for the distribution of the Units; provided that in no event shall the Partnership be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Units, in any jurisdiction where it is not now so subject. The Partnership will, from time to time, prepare and file such statements and reports as are or may be reasonably required of it to continue such qualifications in effect for so long a period as the Representatives may reasonably request for the distribution of the Units.
     (k) Lock-up Period; Lock-up Letters. The Teekay Entities, Teekay and Teekay Holdings will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Teekay Entities, or any affiliated company of the Teekay Entities) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder with respect to, any Common Units or any securities convertible into, or exercisable, or exchangeable for, Common Units; or publicly announce an intention to effect any such transaction, for a period of 60 days after the date of this Agreement (the “Restricted Period”), provided, however, that the Partnership may grant restricted units or options to purchase Common Units under the Partnership’s 2006 Long-Term Incentive Plan.
     (l) Compliance with Sarbanes-Oxley Act. Each of the Teekay Entities will comply in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002.
     (m) Price Manipulation. The Teekay Entities will not take, directly or indirectly, any action designed to or that would constitute or that could reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.
     (n) Expenses. The Partnership agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus, each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Units; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Units, including any stamp or transfer taxes in connection with the original issuance and sale of the Units; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Units; (v) the registration of the Units under the Exchange Act and the listing of the Units on the NYSE; (vi) any registration or qualification of the Units for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with Financial Industry Regulatory Authority (“FINRA”) (including filing fees); (viii) the transportation and other expenses incurred by or on behalf of Partnership representatives in connection with presentations to prospective purchasers of the Units; (ix) the fees and expenses of the Partnership’s accountants and the fees and expenses of counsel (including local and special counsel) for the Partnership; and (x) all other costs and expenses of the Partnership or the Teekay Entities incident to the performance by them of their obligations hereunder. Notwithstanding the foregoing, it is understood that, except as expressly provided in Sections 8 and 9 hereof, the Underwriters will pay all of their own costs and expenses, including without limitation, fees and disbursements of their counsel, transfer taxes on the resale by them of any of the Units, the transportation and other expenses incurred by or on their behalf in connection with presentations to potential purchasers of Units and any advertising expenses relating to offers of Units they may make.
     (o) Use of Proceeds. The Teekay Entities will use the net proceeds received by them from the sale of the Units as set forth in the Pricing Disclosure Package and the Prospectus.
     (p) Investment Company; PFIC. For a period of five years after the Closing Date or, if later, the Closing Date for the Option Units, the Partnership will use its best reasonable efforts to ensure that no Teekay Entity, nor any subsidiary thereof, shall become (i) an “investment company” as defined in the 1940 Act, or (ii) a PFIC with respect to any U.S. unitholder.
     (q) PFIC Notice to Unitholders. If it is determined that the Partnership or any of its subsidiaries is or will be a PFIC with respect to any U.S. unitholder, it will provide notice to its unitholders and the Representatives, along with information concerning the potential availability of a “qualified electing fund” election (or elections) under Section 1295 of the Code or any other applicable election with respect to the Partnership or any subsidiary that is a PFIC with respect to such U.S. unitholders.
     (r) Sanctions Laws and Regulations. The Partnership will not take, and will cause each subsidiary not to take, directly or indirectly, any action that could reasonably be expected to result in a violation by any U.S. person participating in the offering of the Sanctions Laws and Regulations with respect to the sale of the Units hereunder. Further, the Partnership will not use, and will cause each subsidiary not to use, the proceeds from the sale of the Units, directly or indirectly, for any purpose or activity that would cause the Underwriters or any purchaser of the Units to be in violation of the Sanctions Laws and Regulations or any agent or “Specially Designated National” of any country the subject of the Sanctions Laws and Regulations, or any person or entity of any country the subject of the Sanctions Laws and Regulations.
          7. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Firm Units and the Option Units, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Teekay Parties contained herein as of the Applicable Time and each Closing Date pursuant to Section 3 hereof, to the accuracy of the statements of the Teekay Parties made in any certificates delivered pursuant to the provisions hereof, to the performance by the Teekay Parties of their obligations hereunder and to the following additional conditions:

     (a) The Prospectus shall have been timely filed with the Commission in accordance with Section 6(a) of this Agreement; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Pricing Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been disclosed to the Representatives and complied with to their satisfaction.
     (b) All corporate, partnership and limited liability company proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Unit Purchase Agreement, the Registration Statement, the Pricing Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Partnership shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.
     (c) The Partnership shall have requested and caused Watson, Farley & Williams (New York) LLP, special regulatory and Marshall Islands counsel for the Partnership, to have furnished to you their written opinion, dated each Closing Date and addressed to you, in form and substance reasonably satisfactory to the Representatives, to the effect that:
     (1) Formation of the Partnership and the Operating Company. Each of the Partnership and the Operating Company has been duly formed and is validly existing in good standing as a limited partnership under the law of the Republic of The Marshall Islands, and has the limited partnership power and authority to own or lease its properties and to conduct its business, in each case in all material respects as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.
     (2) Formation of the General Partner and the OLP GP. Each of the General Partner and the OLP GP has been duly formed and is validly existing in good standing as a limited liability company under the law of the Republic of The Marshall Islands, and each has the limited liability company power and authority to own or lease its properties and to conduct its business, in each case in all material respects as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.
     (3) Formation of Operating Subsidiaries. Each of the entities listed in Schedule VI (the “Marshall Islands Subsidiaries”) is validly existing in good standing as a limited liability company or corporation, as applicable, under the law of the Republic of The Marshall Islands, and each has the limited liability company or corporate, as applicable, power and authority to own or lease its properties and to conduct its business, in each case in all material respects as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.
     (4) Formation of Teekay. Teekay has been duly incorporated and is validly existing in good standing as a corporation under the law of The Republic of the Marshall Islands.
     (5) Ownership of the General Partner Interest in the Partnership. The General Partner is the sole general partner of the Partnership with a 2% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement; and, to counsel’s knowledge, the General Partner owns its general partner interest free and clear of all Liens (except for restrictions on transferability contained in the Partnership Agreement, as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or under applicable securities laws).
     (6) Ownership of the Sponsor Units and the Incentive Distribution Rights. Teekay Holdings owns the Sponsor Units and the General Partner owns all of the Incentive Distribution Rights; all of such Sponsor Units, the Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable; and to counsel’s knowledge, Teekay Holdings owns the Sponsor Units and the General Partner owns the Incentive Distribution Rights, in each case free and clear of all Liens (except with respect to the Incentive Distribution Rights, restrictions on transferability as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or under applicable law).
     (7) Valid Issuance of the Firm Units. The Units and the limited partner interests represented thereby have been duly authorized by the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable.
     (8) Valid Issuance of the Private Sale Units. The Private Sale Units and the limited partner interests represented thereby have been duly authorized by the Partnership Agreement and, when issued and delivered to Teekay or its designee against payment therefor in accordance with the terms of the Unit Purchase Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable.
     (9) Ownership of the General Partner. Teekay Holdings directly owns a 100% membership interest in the General Partner; such membership interest has been duly authorized and validly issued in accordance with the

General Partner LLC Agreement and is fully paid (to the extent required under the General Partner LLC Agreement) and nonassessable; and to counsel’s knowledge, Teekay Holdings directly owns such membership interest free and clear of all Liens.
     (10) Ownership of the OLP GP. The Partnership owns a 100% membership interest in the OLP GP; such membership interest has been duly authorized and validly issued in accordance with the OLP GP LLC Agreement and is fully paid (to the extent required under the OLP GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 31 of the Marshall Islands Limited Liability Company Act); and to counsel’s knowledge, the Partnership owns such membership interest free and clear of all Liens other than Liens pursuant to the credit agreements and related security agreements disclosed or referred to in the Registration Statement, the Pricing Disclosure Package and the Prospectus.
     (11) Ownership of the Operating Company. On the Closing Date and after giving effect to the Transactions (A) the Partnership owns a 50.99% limited partner interest in the Operating Company; (B) the OLP GP owns directly a 0.01% general partner interest in the Operating Company; and (C) Teekay Holdings owns a 49.0% limited partner interest in the Operating Company; each such partner interest has been duly authorized and validly issued in accordance with the Operating Company Partnership Agreement and is fully paid (to the extent required under the Operating Company Partnership Agreement) and, with respect to the limited partner interests, nonassessable; and to counsel’s knowledge, the Partnership, the OLP GP and Teekay each owns their respective partnership interests free and clear of all Liens other than Liens pursuant to the credit agreements and related security agreements disclosed or referred to in the Registration Statement, the Pricing Disclosure Package and the Prospectus.
     (12) Ownership of the Marshall Islands Subsidiaries. The Operating Company owns the equity interests in each Marshall Islands Subsidiary as described in Schedule VI; such equity interests have been duly authorized and validly issued in accordance with the organizational documents of each Marshall Islands Subsidiary and are fully paid (to the extent required under the organizational documents of each Marshall Islands Subsidiary) and nonassessable; and to counsel’s knowledge, the Operating Company owns such equity interests free and clear of all Liens other than Liens pursuant to the credit agreements and related security agreements disclosed or referred to in the Registration Statement, the Pricing Disclosure Package and the Prospectus.
     (13) No Preemptive Rights or Options. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, (i) any limited partner interests in the Partnership or the Operating Company, (ii) any membership interests in the

General Partner or the OLP GP or (iii) any equity interests in any Marshall Islands Subsidiary, in each case pursuant to the limited partnership agreement, limited liability company agreement or other organizational documents of such entity. To the knowledge of counsel and except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no outstanding options or warrants to purchase (A) any Common Units, Subordinated Units, Incentive Distribution Rights or other interests in the Partnership, (B) any partnership interests in the Operating Company, (C) any membership interests in the General Partner or the OLP GP, or (D) any equity interests in any Marshall Islands Subsidiary.
     (14) No Registration Rights. To the knowledge of such counsel and except for rights waived by Teekay, neither the filing of the Registration Statement nor the offering or sale of the Common Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any securities of any of the General Partner, the Partnership, the OLP GP, the Operating Company or the Marshall Islands Subsidiaries.
     (15) Authority and Authorization. The Partnership has all requisite limited partnership power and authority to issue, sell and deliver (A) the Units in accordance with and upon the terms and conditions set forth in this Agreement, the Registration Statement, the Pricing Disclosure Package and the Prospectus and (B) the Private Sale Units in accordance with and upon the terms and conditions set forth in the Unit Purchase Agreement, the Registration Statement, the Pricing Disclosure Package and the Prospectus. All corporate, limited partnership and limited liability company action, as the case may be, required to be taken by the Teekay Parties and Teekay or any of their respective stockholders, partners or members pursuant to the law of the Republic of The Marshall Islands, for the authorization, issuance, sale and delivery of the Units and the Private Sale Units, the execution and delivery of the Operative Documents to which any of the Marshall Islands Entities is a party and the consummation of the transactions (including the Transactions) contemplated by this Agreement and such Operative Documents, has been validly taken.
     (16) Due Execution and Delivery of the Underwriting Agreement and Operative Documents. Each of this Agreement and the Operative Documents has been duly authorized and validly executed and delivered by the Teekay Parties and Teekay, as applicable.
     (17) Enforceability of Operative Documents. Each of the Operative Documents governed by the law of the Republic of The Marshall Islands or the State of New York constitutes a valid and legally binding obligation of each of the Teekay Entities and Teekay, as applicable, parties thereto, enforceable against each such Teekay Entity and Teekay in accordance with its respective terms, except that (i) the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by applicable laws and public policy.
     (18) No Conflicts. None of the offering, issuance and sale by the Partnership of the Units or the Private Sale Units, the execution, delivery and performance of this Agreement and the Operative Documents, or the consummation of the transactions contemplated hereby and thereby (including the Transactions) (i) conflicts or will conflict with or constitutes or will constitute a violation of the Organizational Documents of the Teekay Parties, the organizational documents of Teekay or of any of the Teekay Entities formed in the Republic of the Marshall Islands, (ii) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default under (or an event which, with notice or lapse of time or both, would constitute such a default) any Operative Document governed by the law of the Republic of The Marshall Islands or the State of New York, or any indenture, contract, mortgage, deed of trust, note agreement, loan agreement, lease or other agreement or instrument governed by the law of the Republic of The Marshall Islands filed as an exhibit to the Registration Statement (including, without limitation, any document filed as an exhibit to any document incorporated by reference into the Registration Statement), (iii) violates or will violate any statute, law, rule, regulation, judgment, order or decree known to such counsel of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority situated in, the Republic of The Marshall Islands, or (iv) to our knowledge results or will result in the creation or imposition of any Lien upon any property or assets of any of the Teekay Entities or Teekay .
     (19) No Consents. No consent (as such term is defined in Section 1(aa) hereof) of or with any court, governmental agency or body under the law of the Republic of The Marshall Islands having jurisdiction over any Teekay Entity or any of their respective properties is required for the offering, issuance and sale by the Partnership of the Units and the Private Sale Units, the execution, delivery and performance of this Agreement and the Operative Documents by the Teekay Entities party thereto and Teekay or the consummation of the transactions contemplated by this Agreement or the Operative Documents (including the Transactions).
     (20) Permits. To the knowledge of such counsel, no permits (as such term is defined in Section 1(jj) hereof) of, or declarations or filings with, any governmental or regulatory authorities of the Republic of The Marshall Islands are required for any of the Teekay Entities to own or lease its properties and to conduct its business in the manner described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

     (21) Accuracy of Statements. The statements (A) in the Partnership’s Form 20-F for the year ended December 31, 2007 (the “Form 20-F”) under the captions “Item 4. Information on the Partnership — B. Business Overview – Regulations - Regulation — International Maritime Organization (or IMO),” “Item 4. Information on the Partnership — B. Business Overview – Regulations — Environmental Regulations - The United States Regulations,” “Item 4. Information on the Partnership- B. Business Overview – Regulations — Environmental Regulation — Other Environmental Initiatives” and “Item 4. Information on the Partnership — E. Taxation of the Partnership — Marshall Islands Taxation” (B) in the Form 8-A/A under the captions “Our Partnership Agreement—Conflicts of Interest,” “Our Partnership Agreement—Fiduciary Duties,” and “Our Partnership Agreement—Limited Liability”, and (C) in the Registration Statement and the Prospectus under the caption “Service of Process and Enforcement of Civil Liabilities,” insofar as they constitute descriptions of agreements governed by Marshall Islands law, fairly describe in all material respects the portions of the agreements addressed thereby, and insofar as they purport to constitute summaries of Marshall Islands law or legal conclusions, fairly describe in all material respects the portions of the statutes and regulations addressed thereby.
     (22) Negative Assurance. Although we have not independently verified, are not passing on, and are not assuming any responsibility for the accuracy, completeness or fairness of the statements (A) in the Registration Statement under the captions “Non-United States Tax Consequences — Marshall Islands Tax Consequences” and “Service of Process and Enforcement of Civil Liabilities,” (B) in the Form 20-F under the captions “Item 4. Information on the Partnership — B. Business Overview – Regulations — Regulation — International Maritime Organization (or IMO),” “Item 4. Information on the Partnership — B. Business Overview – Regulations — Environmental Regulations — The United States Regulations,” “Item 4. Information on the Partnership- B. Business Overview – Regulations — Environmental Regulation — Other Environmental Initiatives” and “Item 4. Information on the Partnership — E. Taxation of the Partnership — Marshall Islands Taxation” and (C) in the Form 8-A/A under the captions “Our Partnership Agreement” (in each case except to the extent specified in the foregoing opinion), no facts have come to such counsel’s attention that lead such counsel to believe that the above-referenced sections of the Registration Statement and the Form 20-F, as of the Effective Date of the Registration Statement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the above-referenced sections of the Form 20-F or Form 8-A/A, as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (23) Tax Opinion. The opinion of Watson, Farley & Williams that is filed as Exhibit 8.2 to the Registration Statement is confirmed and the Underwriters may rely upon such opinion as if it were addressed to them.
     (24) Choice of Law. The choice of New York law to govern this Agreement and the Unit Purchase Agreement constitutes a valid choice of law under the law of the Republic of The Marshall Islands.
     (25) Non-Exclusive Jurisdiction. The submission by the Partnership to the non-exclusive jurisdiction of any Federal or state court in the Borough of Manhattan, The City of New York, is a valid submission under the law of the Republic of The Marshall Islands.
     (26) Enforcement of Judgments. A judgment granted by a foreign court against the Partnership may be enforced in the Republic of The Marshall Islands without a retrial on the merits of the matter provided that: (i) the judgment is for a sum of money and is final in the jurisdiction granting the judgment; (ii) the court granting the judgment had jurisdiction under the laws of the place where it sat and the judgment does not offend principles of the Republic of The Marshall Islands as to due process, propriety or public order, and (iii) the defendant was actually present in person or by a duly appointed representative and the judgment does not constitute in effect a default judgment.
     In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of the Teekay Entities and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine and (C) state that their opinion is limited to the laws of the State of New York, the laws of The Republic of the Marshall Islands and United States federal law.
     Such counsel will state that their opinion filed as Exhibit 8.2 to the Registration Statement is confirmed and the Underwriters may rely upon such opinion as if it were addressed to them.
     (d) The Partnership shall have requested and caused Perkins Coie LLP, counsel for the Partnership, to have furnished to you their written opinion, dated each Closing Date and addressed to you, in form and substance reasonably satisfactory to the Representatives, to the effect that:
     (1) Description of Tax Matters. The statements in the Pricing Disclosure Prospectus and the Prospectus under the caption “Material Tax Considerations—Taxation of the Partnership”, with respect to legal matters or legal conclusions, in all material respects, is an accurate discussion of the material U.S. federal income tax considerations addressed therein (except for the representations and statements of fact of the Partnership included in such discussion, as to which such counsel need not comment).
     (2) Tax Opinion. The opinion of Perkins Coie LLP that is filed as Exhibit 8.1 to the Registration Statement is confirmed and the Underwriters may rely upon such opinion as if it were addressed to them.
     (3) No Options. To the knowledge of such counsel and except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no outstanding options or warrants to purchase (A) any Common Units, Subordinated Units, Incentive Distribution Rights or other interests in the Partnership, or (B) any membership interests in the General Partner, the Operating Company, or the Operating Subsidiaries.
     (4) No Registration Rights. To the knowledge of such counsel, there are no contracts, agreements or understandings between any of the Teekay Entities and any person granting such person the right to require any of the Teekay Entities to file a registration statement under the Act with respect to any securities of any of the Teekay Entities owned or to be owned by such person or to require any of the Teekay Entities to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by any Teekay Entity under the Act, except for any such rights held by the General Partner or an Affiliate (as defined in the Partnership Agreement) of the General Partner pursuant to the Partnership Agreement, which rights have been waived or do not apply with respect to this Offering..
     (5) Accuracy of Statements. The statements (A) in the Registration Statement under the captions “Cash Distributions” and “Description of the Common Units,” (B) in the Form 8-A/A under the captions “Our Partnership Agreement” and “How We Make Cash Distributions,” and (C) in subsections f), k) and m) in the Form 20-F under the caption “Item 7. Major Unitholders and Related Party Transactions — Related Party Transactions,” insofar as they constitute descriptions of agreements, fairly describe in all material respects the portions of the agreements addressed thereby, and the Common Units, the Subordinated Units and the Incentive Distribution Rights conform in all material respects to the descriptions thereof contained in the Registration Statement under the captions “How We Make Cash Distributions” and “Description of the Common Units” and in the Form 8-A/A under the captions “Our Partnership Agreement” and “How We Make Cash Distributions”; provided, however, that such counsel need not express any opinion with respect to Marshall Islands law.
     (6) Effectiveness of Registration Statement. The Registration Statement was declared effective under the Act on May 22, 2008; the Preliminary Prospectus and the Prospectus have been filed with the Commission pursuant to Rule 424(b) in a manner and within the time period required by Rule 424(b); and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings for that purpose have been instituted or threatened.
     (7) Compliance as to Form. The Registration Statement, on the Effective Date, and the Prospectus, when filed with the Commission pursuant to Rule 424(b) and on each Closing Date (other than the financial statements and other financial and statistical information contained therein, as to which such counsel need not express any opinion) comply as to form in all material respects with the applicable requirements of the Act and the Rules and Regulations.
     (8) Documents Incorporated by Reference. The documents incorporated by reference in the Registration Statement and the Prospectus or any further amendment or supplement thereto made by the Partnership prior to the Closing Date (other than the financial statements and related schedules and other financial and statistical information included in such documents, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in material respects with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder.
     (9) Legal Proceedings or Contracts to be Described or Filed. To the knowledge of such counsel, (i) there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any Teekay Entity or its property of a character required to be disclosed in the Registration Statement, the Pricing Disclosure Package or the Prospectus which is not disclosed in the Registration Statement, the Pricing Disclosure Package or the Prospectus as required and (ii) there is no agreement, franchise, contract, indenture, lease or other document or instrument of a character that are required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus by the Act or to be filed by the Act as exhibits to the Registration Statement that are not described or filed as required.
     (10) Investment Company. No Teekay Entity is or will be, after giving effect to the Transactions, the Offering and the Private Sale and the use of proceeds therefrom as described under “Use of Proceeds” in the Prospectus, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.
     (11) Private Sale. It is not necessary in connection with the offer, sale and issuance of the Common Units pursuant to the Unit Purchase Agreement to register such Common Units under the Securities Act.
          In addition, such counsel shall state that, in the course of such counsel’s participation, as counsel to the Partnership, in the preparation of the Registration

Statement, the Pricing Disclosure Package and the Prospectus, such counsel has examined information available to it, including legal records, documents and proceedings, and has attended conferences with, among others, representatives of the Underwriters, officers and other representatives of the Teekay Entities and the independent public accountants for the Partnership, at which conferences the contents of the Registration Statement, the Pricing Disclosure Package and the Prospectus were discussed. Such counsel shall also state that, without undertaking to determine independently or assuming any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus, no facts have come to such counsel’s attention that lead such counsel to believe that: (i) the Registration Statement, as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Pricing Disclosure Package, when considered together as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) the Prospectus, as of its issue date or as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that such counsel need not express any statement or belief with respect to (x) any financial statements, including the notes and schedules thereto and the auditor’s reports, if any thereon or (y) other financial or statistical data included in the Registration Statement, the Pricing Disclosure Package or the Prospectus).
     (e) The Partnership shall have requested and caused Adrian Dirassar, Associate General Counsel for Teekay, to have furnished to you a letter, dated the Closing Date and addressed to you, in form and substance reasonably satisfactory to the Representatives, which shall state that such counsel has participated in conferences with officers and other representatives of the Teekay Entities and the independent public accountants of the Partnership and its representatives, at which the contents of the Registration Statement, the Pricing Disclosure Package and the Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing on, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement, the Pricing Disclosure Package and the Prospectus, no facts have come to such counsel’s attention that lead such counsel to believe that: (i) the Registration Statement (other than (x) the financial statements included therein, including the notes and schedules thereto and the auditors’ reports thereon, and (y) the other financial and statistical information included therein, as to which such counsel need not comment), as of its effective date contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Pricing Disclosure Package (other than (x) the financial statements included therein, including the notes and schedules thereto and the auditors’ reports thereon, and (y) the other financial and statistical information included therein, as to which such counsel need not comment), when considered together as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) the Prospectus (other than (x) the financial statements included therein, including the notes and schedules thereto and the auditors’ reports thereon, and (y) the other financial and statistical information included therein, as to which such counsel need not comment), as of its issue date and the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (f) The Partnership shall have requested and caused:
     (1) Thommessen Krefting Greve Lund AS, special Norwegian tax counsel for the Partnership, to have furnished to you their written letter, dated the Closing Date and addressed to you, in form and substance reasonably satisfactory to the Underwriters, to the effect set forth in Exhibit B-1 hereto;
     (2) PricewaterhouseCoopers, special Luxembourg tax counsel for the Partnership, to have furnished to you their written letter, dated the Closing Date and addressed to you, in form and substance reasonably satisfactory to the Underwriters, to the effect set forth in Exhibit B-2 hereto;
     (3) PricewaterhouseCoopers, special Netherlands tax counsel for the Partnership, to have furnished to you their written letter, dated the Closing Date and addressed to you, in form and substance reasonably satisfactory to the Underwriters, to the effect set forth in Exhibit B-3 hereto;
     (4) PricewaterhouseCoopers, special Singapore tax counsel for the Partnership, to have furnished to you their written letter, dated the Closing Date and addressed to you, in form and substance reasonably satisfactory to the Underwriters, to the effect set forth in Exhibit B-4 hereto;
     (5) PricewaterhouseCoopers, special Australian tax counsel for the Partnership, to have furnished to you their written letter, dated the Closing Date and addressed to you, in form and substance reasonably satisfactory to the Underwriters, to the effect set forth in Exhibit B-5 hereto; and
     (6) McCarthy Tetrault, special Canadian tax counsel for the Partnership, to have furnished to you their written letter, dated the Closing Date and addressed to you, in form and substance reasonably satisfactory to the Underwriters, to the effect set forth in Exhibit B-6 hereto;
     (g) The Partnership shall have requested and caused:
     (1) Thommessen Krefting Greve Lund AS, Norwegian counsel for the Partnership, to have furnished to you their written opinion, dated the Closing Date and addressed to you, in form and substance reasonably satisfactory to the Underwriters, to the effect set forth in Exhibit C-1 hereto;
     (2) Lennox Patton, Bahamas counsel for the Partnership, to have furnished to you their written opinion, dated the Closing Date and addressed to you, in form and substance reasonably satisfactory to the Underwriters, to the effect set forth in Exhibit C-2 hereto;
     (3) Noble & Scheidecker, Luxembourg counsel for the Partnership, to have furnished to you their written opinion, dated the Closing Date and addressed to you, in form and substance reasonably satisfactory to the Underwriters, to the effect set forth in Exhibit C-3 hereto;
     (4) Houthoff Buruma N.V., Netherlands counsel for the Partnership, to have furnished to you their written opinion, dated the Closing Date and addressed to you, in form and substance reasonably satisfactory to the Underwriters, to the effect set forth in Exhibit C-4 hereto;
     (5) Wong Tan & Molly Lim LLC, Singapore counsel for the Partnership, to have furnished to you their letter, dated the Closing Date and addressed to you, in form and substance reasonably satisfactory to the Underwriters, to the effect set forth in Exhibit C-5 hereto;
     (6) Freehills, Australian counsel for the Partnership, to have furnished to you their written opinion, dated the Closing Date and addressed to you, in form and substance reasonably satisfactory to the Underwriters, to the effect set forth in Exhibit C-6 hereto; and
     (7) Lynda Milligan-Whyte and Associates, Bermuda counsel for the Partnership, to have furnished to you their written opinion, dated the Closing Date and addressed to you, in form and substance reasonably satisfactory to the Underwriters, to the effect set forth in Exhibit C-7 hereto; and
     (h) The Underwriters shall have received from Vinson & Elkins L.L.P., counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Underwriters, with respect to such matters as the Representatives may reasonably require, and the Partnership shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
     (i) Each of the General Partner and the OLP GP shall have furnished to the Underwriters a certificate signed by its principal executive officer and the principal financial officer dated the Closing Date and addressed to the Underwriters, to the effect that the signers of such certificate have carefully examined this Agreement, the Registration Statement, the Prospectus, the Pricing Disclosure Package and any Issuer Free Writing Prospectus and any amendment or supplement thereto and that:

     (i) the representations and warranties of the Teekay Parties in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and each Teekay Party has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;
     (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to such officer’s knowledge, threatened;
     (iii) since the date of the most recent financial statements included in the Registration Statement, the Pricing Disclosure Package (exclusive of any supplement thereto) or the Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the general affairs, condition (financial or otherwise), results of operations, business, properties, assets or prospects of the Teekay Entities, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, the Pricing Disclosure Package (exclusive of any supplement thereto) or the Prospectus (exclusive of any supplement thereto); and
     (iv) such other matters as you may reasonably request.
     (j) Each of Teekay and Teekay Holdings shall have furnished to the Underwriters a certificate signed by its principal executive officer or an executive vice president dated the Closing Date and addressed to the Underwriters, to the effect that the signers of such certificate have carefully examined this Agreement and that the representations and warranties of Teekay and Teekay Holdings in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and Teekay and Teekay Holdings has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date such other matters as you may reasonably request.
     (k) The Partnership shall have requested and caused Ernst & Young LLP to have furnished to the Underwriters, at the time of execution of this Agreement and at the Closing Date, letters, dated respectively as of the date hereof and as of the Closing Date, in form and substance reasonably satisfactory to the Representatives, confirming that they are independent accountants with respect to the Teekay Entities within the meaning of the Act and the applicable rules and regulations adopted by the Commission thereunder the Public Company Accounting Oversight Board (United States)(the “PCAOB”) and stating in effect that:
     (1) in their opinion the audited financial statements and financial statement schedules included or incorporated by reference in the Registration Statement and the Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act, the Exchange Act and the related rules and regulations adopted by the Commission;
     (2) on the basis of a reading of the latest unaudited financial statements made available by the Partnership and its subsidiaries; their review, in accordance with standards of the PCAOB as described in Statement on Auditing Standards No. 100, of the unaudited interim financial information for the three-month periods ended March 31, 2008 and 2007 and as at March 31, 2008; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the members, partners, stockholders, directors, managers and committees of the Teekay Entities; and inquiries of certain officials of the Partnership who have responsibility for financial and accounting matters of the Partnership and its subsidiaries as to transactions and events subsequent to December 31, 2007, nothing came to their attention which caused them to believe that:
     (i) the unaudited interim financial statements for the three-month periods ended March 31, 2008 and 2007 and as of March 31, 2007 included in or incorporated by reference in the Registration Statement do not comply as to form in all material respects with applicable accounting requirements of the Exchange Act and the related rules and regulations adopted by the Commission; and any material modifications should be made to said unaudited financial statements for them to be in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in or incorporated by reference in the Registration Statement;
     (ii) with respect to the period subsequent to March 31, 2008, there were any changes, at a specified date not more than five days prior to the date of the letter, in the long-term debt of the Partnership and its subsidiaries or decreases in the consolidated net current assets (working capital) or partners’ equity of the Partnership and its subsidiaries as compared with the amounts shown on the March 31, 2008 consolidated balance sheet incorporated by reference in the Registration Statement or for the period from April 1, 2008 to such specified date there were any decreases, as compared with the corresponding period during the preceding year in consolidated net revenues or net income of the Partnership and its subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Partnership as to the significance thereof unless said explanation is not deemed necessary by the Representatives; or

     (iii) the information included in the Form 20-F in response to Item 3 (Selected Financial Data) and Item 6B (Compensation) is not in conformity with the applicable disclosure requirements of Form 20-F; and
     (3) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Partnership and its subsidiaries) set forth or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus, including the information set forth under the captions “Item 3. Key Information – Selected Financial Data” “Item 5 – Operating and Financial Review and Prospects – Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Item 6. Directors, Senior Management and Employees – Annual Executive Compensation,” “Item 6. Directors, Senior Management and Employees – Compensation of Directors,” “Item 11. Quantitative and Qualitative Disclosures About Market Risk” and “Item 16C. Principal Accountant Fees and Services” in the Partnership’s Annual Report on Form 20-F for the fiscal year ended December 31, 2007, agrees with the accounting records of the Partnership and its subsidiaries, excluding any questions of legal interpretation.
     References to the Preliminary Prospectus or Prospectus in this paragraph 7(k) include any supplement thereto at the date of the letter.
     (l) Subsequent to the Applicable Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof), the Pricing Disclosure Package (exclusive of any supplement thereto) and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (k) of this Section 7 or (ii) any change, or any development involving a prospective change, in or affecting the general affairs, management, condition (financial or otherwise), stockholders’ equity, partners’ equity, members’ equity, results of operations, business, properties, assets or prospects of the Teekay Entities taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Preliminary Prospectus and the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Registration Statement (exclusive of any amendment thereof), the Pricing Disclosure Package (exclusive of any supplement thereto) and the Prospectus (exclusive of any supplement thereto).
     (m) Prior to the Closing Date, the Teekay Entities shall have furnished to the Underwriters such further information, certificates and documents as the Representatives may reasonably request.

     (n) Subsequent to the Applicable Time, there shall not have been any decrease in the rating of any of the debt securities of any of the Teekay Entities, if applicable, by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.
     (o) The Units shall have been listed and admitted and authorized for trading on the NYSE, and satisfactory evidence of such actions shall have been provided to the Underwriters.
     (p) At the Applicable Time, the Partnership shall have furnished to the Underwriters a letter substantially in the form of Exhibit A hereto addressed to the Representatives from the executive officers and directors of the General Partner.
     If any of the conditions specified in this Section 7 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, each Closing Date by the Representatives. Notice of such cancellation shall be given to the Partnership in writing or by telephone or facsimile confirmed in writing.
     8. Reimbursement of Underwriters’ Expenses. If the sale of the Units provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 7 hereof is not satisfied, because of any termination pursuant to Section 11 hereof or because of any refusal, inability or failure on the part of the Teekay Parties to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Teekay Parties will reimburse the Underwriters severally through the Representatives on demand for all out of pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by them in connection with the proposed purchase and sale of the Units.
     9. Indemnification and Contribution. (a) The Teekay Parties, jointly and severally, agree to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Units as originally filed or in any amendment thereof, or in the Pricing Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus or in any amendment thereof or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Teekay Parties will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Teekay Parties through the Representatives by or on behalf of any Underwriter specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Teekay Parties may otherwise have.
     (b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Teekay Parties, each of their respective directors, each of their respective officers who signs the Registration Statement, and each person who controls the Teekay Parties within the meaning of either the Act or the Exchange Act, to the same extent as the indemnity in Section 9(a) from the Teekay Parties to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Teekay Parties through the Representatives by or on behalf of such Underwriter specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Underwriters confirm and the Teekay Parties acknowledge that the statements set forth in the last paragraph of the cover page regarding delivery of the Units and, under the heading “Underwriting”: (i) the name of each Underwriter and its participation in the sale of the Units, (ii) the first sentence of the fifth paragraph regarding offers by the Underwriters and selling concessions and (iii) the tenth, eleventh and twelfth paragraphs related to stabilization, syndicate covering transactions, penalty bids and discretionary sales in the Prospectus and the statement in the Issuer Free Writing Prospectus filed with the Commission dated June 12, 2008 under the caption “Stabilization Transactions” constitute the only information concerning the Underwriters furnished in writing to the Partnership through the Representatives by or on behalf of the Underwriters specifically for inclusion in the Registration Statement, the Pricing Disclosure Package, the Prospectus and any Issuer Free Writing Prospectus.
     (c) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ one separate counsel (in addition to local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld, conditioned or delayed), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.
     (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 9 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Teekay Parties, severally and jointly, and the Underwriters, severally, agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which one or more of the Teekay Parties and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Teekay Parties on the one hand and by the Underwriters on the other from the Offering; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Units) be responsible for any amount in excess of the underwriting discount or commission applicable to the Units purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Teekay Parties and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Teekay Parties on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Teekay Parties shall be deemed to be equal to the total net proceeds from the Offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Teekay Parties on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Teekay Parties and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls any of the Teekay Parties within the meaning of either the Act or the Exchange Act, each officer of the Teekay Parties who shall have signed the Registration Statement and each director of the Teekay Parties shall have the same rights to contribution as the Teekay Parties, subject in each case to the applicable terms and conditions of this paragraph (d).
          10. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Units agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Firm Units set forth opposite their names in Schedule I hereto bears to the aggregate amount of Firm Units set forth opposite the names of all the remaining Underwriters) the Units which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Units which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Units set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Units, and if such nondefaulting Underwriters do not purchase all the Units, this Agreement will terminate without liability to any nondefaulting Underwriter or the Teekay Parties. In the event of a default by any Underwriter as set forth in this Section 10, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement, the Pricing Disclosure Package, the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Teekay Parties and any nondefaulting Underwriter for damages occasioned by its default hereunder.
          11. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Partnership prior to delivery of and payment for the Units, if at any time prior to such time (i) trading in the Partnership’s Common Units shall have been suspended by the Commission or the NYSE or trading in securities generally on the NYSE shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Pricing Disclosure Package or the Prospectus (in each case exclusive of any supplement thereto).
          12. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Teekay Parties or their officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Teekay Parties or any of the officers, directors, employees, agents or controlling persons referred to in Section 9 hereof, and will survive delivery of and payment for the Units. The provisions of Sections 8, 9 and 10 hereof shall survive the termination or cancellation of this Agreement.
          13. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to (a) Citigroup Global Markets Inc. Equity syndicate and confirmed to Equity Syndicate, Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York, 10013; (b) Merrill Lynch, Pierce, Fenner & Smith Incorporated, 4 World Financial Center, New York, NY 10080, Attn: Syndicate Operations, 6th Floor and (c) Lehman Brothers Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax: (646) 834-8133), with a copy, in the case of any notice pursuant to Section 10(d) hereof, to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 1271 Avenue of the Americas, 44th floor, New York, New York 10020 (Fax: 212-520-0421); or, if sent to the Partnership, will be mailed, delivered or telefaxed to Teekay Offshore Partners L.P., Teekay House, Bayside Executive Park, West Bay Street and Blake Road, P.O. Box AP-59213, Nassau, Commonwealth of the Bahamas, Attn. Corporate Secretary (fax no. 242-502-8840) with a copy to Perkins Coie LLP, 1120 N.W. Couch Street, 10th Floor, Portland, Oregon 97209-4128, Attn: Christopher Hall (fax no. 503-346-2048).
          14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 9 hereof, and no other person will have any right or obligation hereunder.
          15. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.
          16. Judicial Proceedings.
          (a) The Teekay Parties irrevocably (i) agree that any legal suit, action or proceeding against the Teekay Parties arising out of or based upon this Agreement, the transactions contemplated hereby or alleged violations of the securities laws of the United States or any state in the United States may be instituted in any New York court, (ii) waive, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding in any New York court and (iii) submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Each of the Teekay Parties has appointed Watson, Farley & Williams, New York, New York, as its authorized agent (the “Authorized Agent”), upon whom process may be served in any such action arising out of or based on this Agreement, the transactions contemplated hereby or any alleged violation of the securities laws of the United States or any state in the United States which may be instituted in any New York court, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. The Teekay Parties represent and warrant that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Teekay Parties shall be deemed, in every respect, effective service of process upon the Teekay Parties.
          (b) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in the City of New York on the business day proceeding that on which final judgment is given. The obligations of the Teekay Parties in respect of any sum due from it to the Underwriters shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by the Underwriters of any sum adjudged to be so due in such other currency, on which (and only to the extent that) the Underwriters may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to the Underwriters hereunder, the Teekay Parties agree, as a separate obligation and notwithstanding any such judgment, that the party responsible for such judgment shall indemnify the Underwriters against such loss. If the United States dollars so purchased are greater than the sum originally due to the Underwriters hereunder, the Underwriters agree to pay to the Teekay Parties an amount equal to the excess of the dollars so purchased over the sum originally due to the Underwriters hereunder.
          17. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.
          18. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.
          19. No Fiduciary Duty. The Partnership hereby acknowledges that (a) the Underwriters are acting as a principal and not as an agent or fiduciary of the Partnership and (b) its engagement of the Underwriters in connection with the Offering is as independent contractors and not in any other capacity. Furthermore, the Partnership agrees that it is solely responsible for making its own judgments in connection with the Offering (irrespective of whether the Underwriters have advised or are currently advising the Partnership on related or other matters).

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Teekay Parties and the several Underwriters.

Very truly yours,

Teekay Offshore Partners L.P.

By: Teekay Offshore GP L.L.C., its general partner

By:	/s/ Peter Evensen
Name:	Peter Evensen
Title:	Chief Executive Officer

Teekay Offshore GP L.L.C.

By:	/s/ Peter Evensen
Name:	Peter Evensen
Title:	Chief Executive Officer

Teekay Offshore Operating GP L.L.C.

By:	/s/ Peter Evensen
Name:	Peter Evensen
Title:	Chief Executive Officer

Teekay Offshore Operating L.P.

By: Teekay Offshore Operating GP L.L.C., its
general partner

By:	/s/ Peter Evensen
Name:	Peter Evensen
Title:	Chief Executive Officer

Teekay Corporation

By:	/s/ Peter Evensen
Name:	Peter Evensen
Title:	Executive Vice President and Chief Strategy Officer

Teekay Holdings Limited

By:	/s/ Roy Spires
Name:	Roy Spires
Title:	Executive Vice President and Chief Strategy Officer

The foregoing Agreement is hereby
confirmed and accepted as of the
date first written above.

By: Citigroup Global Markets Inc.

By:	/s/ Christa Volpicelli
Name: Christa Volpicelli
Title: Vice President

By: Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:	/s/ Mark Whatley
Name: Mark Whatley
Title: Vice President

By: Lehman Brothers Inc.

By:	/s/ Robert Milicis
Name:	Robert Milicis
Title:	Managing Director

For themselves and the other
several Underwriters named in
Schedule I to the foregoing
Agreement.

SCHEDULE I

Number of Firm Units
Underwriters	to be Purchased
Citigroup Global Markets Inc.	1,750,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	1,750,000
Lehman Brothers Inc.	1,750,000
Morgan Stanley & Co. Incorporated	875,000
J.P. Morgan Securities Inc.	525,000
Raymond James & Associates, Inc.	350,000

Total	7,000,000

SCHEDULE II
Issuer Free Writing Prospectus dated June 12, 2008

2

SCHEDULE III
Pricing Information

Number of Units:	7,000,000
Price to Public:	$20.00
Closing Date:	June 18, 2008

3

SCHEDULE IV
Operating Subsidiaries and Ownership
1. The Partnership directly owns:
          (a) a 50% membership interest in Navion Gothenburg L.L.C., a Marshall Islands limited liability company (“Navion Gothenburg”);
          (b) 100% of the outstanding stock of Teekay Australia Offshore Holdings Pty Ltd., an Australian corporation (“TAOH”); and
          (c) a 100% membership interest in Navion Bergen L.L.C. a Marshall Islands limited liability company (“Navion Bergen”).
     TAOH directly owns 100% of the membership interest of Dampier Spirit L.L.C., a Marshall Islands limited liability company (“Dampier Spirit”).
2. The Operating Company directly owns:
          (a) a 100% membership interest in Pattani Spirit LLC, a Marshall Islands limited liability company (“Pattani Spirit”);
          (b) 100% of outstanding stock of Teekay Nordic Holdings Inc., a Marshall Islands corporation (“Nordic Holdings”);
          (c) a partial interest in Teekay Offshore Australia Trust, an Australian trust (“Karratha Spirit”);
          (d) 100% of the outstanding stock of Norsk Teekay Holdings Ltd., a Marshall Islands corporation (“Norsk Holdings”);
          (e) 100% of the outstanding shares of Teekay Offshore Operating Pte. Ltd., a Singapore Corporation (“TOO Pte”); and
          (f) 100% of the outstanding shares of Teekay Australia Offshore Pty Ltd., an Australian corporation (“Karratha Trustee”), which serves as the trustee of Karratha Spirit.
3. TOO Pte owns 100% of the common stock of Teekay Navion Offshore Loading Pte. Ltd., a Singapore corporation (“Teekay Navion”) which represents approximately 15% of the value of the outstanding stock of Teekay Navion.
4. Nordic Holdings directly owns:

          (a) a 50% membership interest in P/R Stena Ugland Shuttle Tankers III, a Norwegian shipping partnership regulated under the Marine Act of 1994 (Norway) (“Stena Ugland III”);
          (b) a partial interest in Karratha Spirit which together with the interest owned directly by the Operating Company constitutes 100% of the ownership interest in Karratha Spirit;
          (c) a 50% membership interest in Stena Spirit LLC, an Isle of Man limited liability company (“Stena Spirit”);
          (d) a 50% membership interest in Nordic Rio LLC, a Marshall Islands limited liability company (“Nordic Rio”); and
          (e) a 100% membership interest in Apollo Spirit LLC, a Marshall Islands limited liability company (“Apollo Spirit”).
5. Apollo Spirit owns an 89% membership interest KS Nordic Apollo, a Norwegian limited partnership (“KS Nordic Apollo”).
6. Norsk Holdings directly owns 100% of the outstanding stock of Teekay European Holdings S.a.r.l., a Luxembourg corporation (“Luxco”), which directly owns 100% of the outstanding stock of Teekay Netherlands European Holdings B.V., a Dutch corporation (“Dutchco”), which directly owns 100% of the outstanding stock of Norsk Teekay AS, a Norwegian corporation (“Norsk Teekay”), which directly owns 100% of the outstanding stock of Teekay Norway AS, a Norwegian corporation (“Teekay Norway”).
7. Teekay Norway directly owns:
          (a) 100% of the outstanding stock of Navion Offshore Loading AS, a Norwegian corporation (“Navion Offshore”); and
          (b) 100% of the outstanding stock of Ugland Nordic Shipping AS, a Norwegian corporation (“Ugland Nordic”);
          (c) 100% of the outstanding stock of Navion Bergen AS, a Norwegian corporation (“Bergen AS”);
          (d) 100% of the outstanding stock of Navion Gothenberg AS, a Norwegian corporation (“Gothenberg AS”)
     Ugland Nordic directly owns:
          (a) a 50% interest in P/R Stena Ugland Shuttle Tankers II DA, a Norwegian shipping partnership regulated under the Marine Act of 1994 (Norway) (“Stena Ugland II”); and
          (b) a 50% interest in P/R Stena Ugland Shuttle Tankers I DA, a Norwegian shipping partnership regulated under the Marine Act of 1994 (Norway) (“Stena Ugland I”).

2

8. Navion Offshore directly owns 100% of the outstanding preferred stock of Teekay Navion, representing approximately 85% of the value of the outstanding stock of Teekay Navion.

3

SCHEDULE V
List of Owners, Vessels and Registration

Entity	Vessel	Registration
Teekay Navion Offshore Loading Pte. Ltd	Navion Hispania	Norway

Navion Offshore Loading AS	Navion Oceania	Norway

Navion Offshore Loading AS	Navion Anglia	Norway

Navion Offshore Loading AS	Navion Scandia	Norway

Navion Offshore Loading AS	Navion Britannia	Norway

Navion Offshore Loading AS	Navion Norvegia	Norway

Navion Offshore Loading AS	Navion Europa	Norway

Teekay Navion Offshore Loading Pte. Ltd	Navion Fennia	Bahamas

P/R Stena Ugland Shuttle Tankers I DA	Stena Sirita	Norway

Navion Offshore Loading AS	Navion Clipper	Bahamas

Teekay Navion Offshore Loading Pte. Ltd	Nordic Marita	Bahamas

P/R Stena Ugland Shuttle Tankers III DA	Stena Natalita	Bahamas

P/R Stena Ugland Shuttle Tankers I DA	Stena Alexita	Norway

Teekay Navion Offshore Loading Pte. Ltd	Navion Svenita	Bahamas

Teekay Navion Offshore Loading Pte. Ltd	Nordic Savonita	Norway

Teekay Navion Offshore Loading Pte. Ltd	Nordic Torinita	Bahamas

Entity	Vessel	Registration
Teekay Navion Offshore Loading Pte. Ltd	Basker Spirit	Bahamas

Teekay Navion Offshore Loading Pte. Ltd	Navion Stavanger	Bahamas

Teekay Navion Offshore Loading Pte. Ltd	Nordic Spirit	Bahamas

Stena Spirit LLC	Stena Spirit	Bahamas

Teekay Navion Offshore Loading Pte. Ltd	Nordic Brasilia	Bahamas

Nordic Rio LLC	Nordic Rio	Bahamas

Navion Bergen LLC	Navion Bergen	Bahamas

Navion Gothenburg LLC	Navion Gothenburg	Bahamas

Teekay Navion Offshore Loading Pte. Ltd	Petroatlantic	Bahamas

Teekay Navion Offshore Loading Pte. Ltd	Petronordic	Bahamas

Teekay Navion Offshore Loading Pte. Ltd	Kilimanjaro Spirit	Bahamas

Teekay Navion Offshore Loading Pte. Ltd	Fuji Spirit	Bahamas

Teekay Navion Offshore Loading Pte. Ltd	Hamane Spirit	Bahamas

Teekay Navion Offshore Loading Pte. Ltd	Poul Spirit	Bahamas

Teekay Navion Offshore Loading Pte. Ltd	Gotland Spirit	Bahamas

Teekay Navion Offshore Loading Pte. Ltd	Torben Spirit	Bahamas

Navion Offshore Loading AS	Scotia Spirit	Norway

Teekay Navion Offshore Loading Pte. Ltd	Leyte Spirit	Bahamas

2

Entity	Vessel	Registration
Teekay Navion Offshore Loading Pte. Ltd	Luzon Spirit	Bahamas

Pattani Spirit LLC	Pattani Spirit	Bahamas

KS Apollo Spirit	Nordic Apollo	Liberia

Navion Offshore Loading AS	Navion Saga	Bahamas

Karratha Spirit LLC	Karratha Spirit	Australia

Dampier Spirit LLC	Dampier Spirit	Bahamas

SPT Explorer LLC	SPT Explorer	Bahamas

SPT Navigator LLC	SPT Navigator	Bahamas

Teekay Navion Offshore Loading Pte. Ltd.	Navion Olso	Bahamas

3

SCHEDULE VI
Marshall Islands Subsidiaries
Pattani Spirit LLC – owned 100% by Teekey Offshore Operating L.P.
Teekay Nordic Holdings Inc. – owned 100% by Teekey Offshore Operating L.P.
Norsk Teekay Holdings Ltd. – owned 100% by Teekey Offshore Operating L.P.
SPT Explorer LLC – owned 100% by Teekey Offshore Operating L.P.
SPT Navigator LLC – owned 100% by Teekey Offshore Operating L.P.
Navion Gothenburg LLC — owned 50% by Teekey Offshore Operating L.P.
Navion Bergen LLC – owned 100% by Teekey Offshore Operating L.P.
Nordic Rio LLC – owned 50% by Teekay Nordic Holdings Inc.
Apollo Spirit LLC – owned 100% by Teekay Nordic Holdings Inc.
Dampier Spirit LLC – owned 100% by Teekay Australia Offshore Holdings Pty Ltd.

4

[Form of Lock-Up Agreement]	EXHIBIT A
Teekay Offshore Partners L.P.
Public Offering of Common Units
                     ___, 2008
Citigroup Global Markets Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Lehman Brothers Inc.
As Representatives of the several Underwriters,
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
Ladies and Gentlemen:
          This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), among Teekay Offshore Partners, L.P., a Marshall Islands limited partnership (the “Partnership”), Teekay Offshore GP L.L.C., a Marshall Islands limited liability company, Teekay Offshore Operating GP L.L.C., a Marshall Islands limited liability company and Teekay Offshore Operating L.P., a Marshall Islands limited partnership, and each of you as Underwriters named therein, relating to an underwritten public offering of common units representing limited partner interests in the Partnership (the “Common Units”).
          In order to induce you and the other Underwriters named in the Underwriting Agreement or enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Lehman Brothers Inc., offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any Common Units or any securities convertible into, or exercisable or exchangeable for Common Units, or publicly announce an intention to effect any such transaction, during the period commencing on the date hereof and ending 60 days after the date of the Underwriting Agreement (the “Restricted Period”), other than dispositions of Common Units by gift to the undersigned’s immediate family members, to trusts established for the benefit of the undersigned’s immediate family members or to charitable organizations (provided that any such person, trust or charitable organization agrees as a condition to receiving such gift to be bound by the terms of the foregoing terms of this sentence).
          If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.
          Notwithstanding the foregoing, the restrictions herein shall not apply to transactions relating to Common Units acquired in open market transactions after the completion of the public offering, provided that with respect to any proposed subsequent sales of Common Units acquired in such open market transactions, it shall be a condition to such proposed subsequent sales that no filing by any party under the Securities Exchange Act of 1934 shall be required or shall be voluntarily made in connection with such sales.

Yours very truly,

Name:

[Form of Norwegian Tax Opinion]	EXHIBIT B-1
Based upon, and in particular subject to the limitations set forth in our opinion, it is our opinion that the discussion represents a reasonable summary of the Norwegian tax laws applicable to Teekay and its subsidiaries.

[Form of Luxembourg Tax Opinion]	EXHIBIT B-2
10	we confirm that the following discussion contained in the Luxembourg Tax Section is an accurate discussion of Luxembourg tax matters, except for the representations and statements of fact of the Addressee included in such discussion, i.e.:
10.1	under current Luxembourg tax law and in accordance with the current administrative practice, Teekay European Holdings S.à r.l. is considered a Luxembourg resident company for Luxembourg tax purposes subject to taxation in Luxembourg on its income regardless of where the income is derived. The generally applicable Luxembourg income tax rate is approximately 30%;

10.2	under current Luxembourg tax law and in accordance with current administrative practice, Teekay European Holdings S.à r.l.’s Loan to Navion Offshore Loading A.S. generates interest income. However, this interest income is offset substantially by interest expense on the Loan payable to Teekay Offshore Operating L.P. by Teekay European Holdings S.à r.l. so that any taxation of that income should be immaterial. The net interest income generated from the Loan to Navion Offshore Loading A.S. can also, to the extent the interest due on the Loan from Norsk Teekay Holdings Ltd. exceeds any dividend income from Dutchco during the same year be offset by interest expense on the Loan payable by Teekay European Holdings to Norsk Teekay Holdings Ltd. (the excess interest). The deduction of interest expense on the Loan from Norsk Teekay Holdings Ltd. is subject to recapture in the future to the extent a capital gain would be realised on Dutchco (see below 11.5);

10.3	under current Luxembourg tax law and in accordance with current administrative practice, foreign currency exchange gains, regardless whether they are realized or unrealized, are fully taxable in Luxembourg to the extent they are reflected in the accounts (under Luxembourg GAAP). According to the documentation described above on section 5, Teekay European Holdings S.à r.l. holds its accounts in euro while the Loan from Teekay Offshore Operating L.P. and the Loan to Navion Offshore Loading A.S. are NOK denominated. However, foreign exchange net gain could be minimized in Luxembourg, as the Loan from Teekay Offshore Operating L.P. and the Loan to Navion Offshore Loading A.S. have the exact same terms and conditions (same principal amount and same effective date and maturity save for a differential in the interest rates leading to the small net interest income), provided that an appropriate interests payment and payment of principal strategy is implemented;

10.4	under current Luxembourg tax law and in accordance with current administrative practice, Luxembourg does not levy a withholding tax on interest paid to corporate entities non-residents of Luxembourg, such as Teekay Offshore Operating L.P. and Norsk Teekay Holdings Ltd., unless the Council Directive 2003/48/EC would apply, or the interest represents a right to participate in profits of the interest-paying entity, or the interest payment relates to the portion of debt used to acquire share capital and the debt exceeds the Luxembourg Thin Capitalization Threshold or the interest rate is not regarded as arm’s length. Interest paid by Teekay European Holding S.à r.l. on the Loans Out should not represent a right to participate in its profits, should be consistent with Luxembourg transfer pricing rules and Teekay European Holdings S.à r.l. should be capitalized in a manner that meets the Luxembourg Thin Capitalisation Threshold. Accordingly, interest payments made by Teekay European Holdings S.à r.l. to Teekay Offshore Operating L.P. and Norsk Teekay Holdings Ltd. on the Loans Out should not be subject to Luxembourg withholding tax;
10.5	under current Luxembourg tax law and in accordance with current administrative practice, dividends received by Teekay European Holdings S.à r.l. from Dutchco and capital gains realized on any disposal of Dutchco shares should be exempt from Luxembourg taxation if the following requirement are met:
–	Teekay European Holdings S.à r.l. is a capital company resident in the Grand-Duchy of Luxembourg and is fully taxable in this country, which is currently the case; and

–	Teekay European Holdings S.à r.l. holds or undertakes to hold at least 10% in the share capital of Dutchco or shares in Dutchco whose acquisition cost is at least Eur 1.2 million (6 million for the exemption of the capital gains) for an uninterrupted period of 12 months; and

–	Dutchco is a type of entity that is covered by article 2 of the Council Directive 90/435/CE, which should be the case of Dutchco, even if it has subsidiaries that may be subject to special shipping regimes.
Provided that Teekay European Holdings S.à r.l. will meet these requirements, any dividend received on or any capital gain resulting from the disposition of the shares of Dutchco should be exempt from taxation in Luxembourg. Notwithstanding this exemption, Luxembourg law does not permit the deduction of interest expense on specific loan(s) used to purchase shares eligible for the dividend exemption, to the extent of any dividends received during the same year and deriving from the shares financed by the said specific loan(s). Similarly, capital gains, although generally eligible for the exemption discussed above, are subject to Luxembourg taxation to the extent of any such related interest expense that has been deducted from Teekay European Holdings S.à r.l.’s taxable income (such as net income on Loan to Navion Offshore Loading A.S.), in the year of disposal and for any previous year the shares have been held;

10.6	under current Luxembourg tax law and in accordance with current administrative practice, Luxembourg levies a 20% (in principle 15% as from the 1st January 2007) withholding tax on dividends paid by a Luxembourg company to a non-resident of the European Union (absent a tax treaty), which would apply to dividends paid by Teekay European Holdings S.à r.l. to Norsk Teekay Holdings Ltd. However, once the Loans Out are entirely reimbursed, it may be decided to releverage the Luxembourg operations with new debt, which would allow a new Luxembourg company to continue to distribute all of its available cash through payments of interest and principal of the new debt;
10.7	under current Luxembourg tax law and in accordance with current administrative practice, Luxembourg companies are subject to a net wealth tax, which normally is based on the company’s net asset value. Capital stock held by a company that qualifies for the dividend and capital gains exemption discussed above are excluded from net asset value in calculating this tax. Liabilities related to shareholdings excluded from the net wealth tax are not deductible from other assets subject to the net wealth tax. Furthermore, cash amounts held on January the 1st with respect to the payments of interest or dividends to Teekay European Holdings S.à r.l. are subject to the net wealth tax. The cash balance on the last closed financial statements is generally used to determine the cash amount. As Dutchco shares and the Loan from Norsk Teekay Holdings Ltd. should be excluded from the net asset value according to the above, and taking into account that the Loan to Navion Offshore Loading A.S. should be offset by corresponding Loan from Teekay Offshore Operating L.P., Teekay European Holdings S.à r.l. should be required to pay a nominal amount of Luxembourg net wealth tax.

[Form of Netherlands Tax Opinion]	EXHIBIT B-3
Based upon the foregoing, and in particular subject to the limitations set forth above, it is our opinion that the Wording represents a reasonable1 summary of the Dutch corporate income tax and dividend withholding tax position in relation to Teekay Netherlands European Holding B.V.’s current activities.

[1]	Meaning that based on the tax legislation and case law, there is persuasive, but not decisive authority to conclude that the tax position on which we opine, should prevail. We rate the chances of success for the taxpayer to be at least 70% in the event of litigation.

[Form of Singapore Tax Opinion]	EXHIBIT B-4
Based upon the foregoing, and in particular subject to the limitations set forth above, it is our opinion that the discussion represents a reasonable summary of the Singapore tax laws applicable to the Partnership and its subsidiaries.

[Form of Australian Tax Opinion]	EXHIBIT B-5
Based upon the foregoing, and in particular subject to the limitations set forth above, it is our opinion that the discussion represents a reasonable summary of the Norwegian tax laws applicable to the Partnership and its subsidiaries.

[Form of Canadian Tax Opinion]	EXHIBIT B-6
Based on and relying on the matters, assumptions, qualifications and limitations referred to above, it is our opinion that the statements in the Canadian Tax Disclosure, subject to the qualifications, assumptions and restrictions set out in the Canadian Tax Disclosure, are a fair summary of the material Canadian federal income tax consequences pursuant to the Tax Act and regulations thereunder generally applicable to a Holder of Common Units acquired in the Offering.

[Form of Norwegian Local Counsel Opinion]	EXHIBIT C-1
For the purpose of this opinion, the entities Norsk Teekay AS, Teekay Norway AS, Navion Offshore Loading AS, Navion Gothenburg AS, Navion Bergen AS and Ugland Nordic Shipping AS are hereinafter jointly referred to as the “Corporation Entities”, the entity KS Apollo Spirit is hereinafter referred to as the “Limited Partnership”, while the entities P/R Stena Ugland Shuttle Tankers I DA, P/R Stena Ugland Shuttle Tankers II DA and P/R Stena Ugland Shuttle Tankers III DA are jointly referred to as the “Partnership Entities”. The Corporation Entities, the Limited Partnership and the Partnership Entities are jointly referred to as the “Norwegian Subsidiaries”. The list of the Norwegian Subsidiaries is attached hereto as Schedule I.
          Each of the Norwegian Subsidiaries were duly formed and are validly existing in good standing as a corporation, limited partnership or partnership, as specified in Schedule I hereto, under the laws of Norway. Each of the Norwegian Subsidiaries has the corporate power to own or lease its properties and to conduct its business as generally described in the Form 20-F.
          All of the capital stock of each of the Corporation Entities has been validly issued and fully paid. The capital stock of the Limited Partnership is NOK 110,000,000, of which NOK 64,500,000 is paid-up. The companies appearing in Schedule I as holding an ownership interest in the Partnership Entities, hold 50 % of the rights and obligations of the relevant Partnership Entity. All of the capital stock or partnership interests of the Norwegian Subsidiaries are owned by the entity set forth opposite the Norwegian Subsidiaries’ name on Schedule I, free and clear of all pledges, liens, encumbrances, security interests, charges, equities or other claims (“Liens”), save for the pledge by Norsk Teekay AS of all their shares in Teekay Norway AS to Norsk Teekay Holdings Ltd. as security for borrowings under an Intercompany Facility Agreement and where Norsk Teekay Holdings Ltd. has assigned its rights under the Intercompany Facility Agreement (including the first priority pledge over all shares in Teekay Norway AS) to DnB NOR Bank ASA, as Borrower under a $550M revolving credit facility agreement. To our knowledge, there are no outstanding rights, warrants or options to acquire, or instruments convertible or exchangeable for, any units of stock or interests of any Norwegian Subsidiary.
          All Norwegian corporate action required to be taken by each Norwegian Subsidiary or any of its stockholders, partners, or members, as applicable, pursuant to the laws of Norway for the execution and delivery by such Norwegian Subsidiary of the documents set forth in Schedule II (the “Opinion Documents”) that applies to it or to which it is a party have been validly taken.
          Each of the Opinion Documents in respect of the Norwegian Subsidiaries or to which it is a party has been duly authorized and validly executed and delivered by each such entity, as applicable.
          Assuming due authorization, execution and delivery by each party to the Opinion Documents (other than the Norwegian Subsidiaries), each of the Opinion Documents governed by the laws of Norway constitutes a valid and legally binding obligation of each of the Norwegian Subsidiaries parties thereto, enforceable against each

[Form of Norwegian Local Counsel Opinion]	EXHIBIT C-1
such Norwegian Subsidiary in accordance with its respective terms, except that (i) the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by applicable laws and public policy.
     There are no pre-emptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of any capital stock of any of the Corporation Entities or in the Limited Partnership, except that in some of the Corporation Entities and in the Limited Partnership the consent to a transfer is required from the relevant board of directors, which consent cannot be unreasonably withheld.
          According to the Partnership Agreements section 11 and the Norwegian Maritime Code section 114 each of the partners in the Partnership Entities has pre-emptive rights upon the transfer of the partnership interests. This applies to both parties holding the 50 % interest in each of the Partnership Entities.
     To our knowledge after due inquiry, each of the Norwegian Subsidiaries has such permits of governmental or regulatory authorities of Norway as are necessary to own or lease its properties and to conduct its business except such permits which, if not obtained, reasonably could not, individually or in the aggregate, have a material adverse effect upon the ability of the Norwegian Subsidiaries, taken as a whole, to conduct their businesses in all material respects in the manner described in the Preliminary Prospectus. We are aware that (i) the Partnership Entities do not have dispensation from the nationality requirements set forth in the Norwegian Maritime Code, section 103 cf. section 1 paragraph 4, which requires that 60 % of the stocks of the managing owner (bestyrende reder) are ultimately owned by Norwegian or EEA citizens/entities and (ii) the P/R Stena Ugland Shuttle Tankers I DA and P/R Stena Ugland Shuttle Tankers II DA do not have dispensation from the nationality requirements of the Norwegian Maritime Code, section 1 paragraph 2, under which 60 % of the stocks in the owning entity of vessels registered in the Norwegian Ordinary Shipregister have to be ultimately owned by Norwegian or EEA citizens/entities, but we have been advised that dispensations will be applied for as soon as possible and based upon our experience such dispensations are likely to be granted without any conditions.
          To our knowledge after due inquiry, none of the Norwegian Subsidiaries has received any notice of proceedings in Norway relating to the revocation or modification of any such permits which, individually or in the aggregate could reasonably be expected to have a material adverse effect upon the ability of the of the Norwegian Subsidiaries, taken as a whole, to conduct their businesses in all material respects in the manner generally described in the Form F-20.
Schedule I

[Form of Norwegian Local Counsel Opinion]	EXHIBIT C-1

Company
registration
Norwegian Subsidiary	no.	Form of Entity	Ownership
Norsk Teekay AS	985 030 235	Corporation	Teekay Netherlands European Holdings BV (100%)

Teekay Norway AS	979 199 325	Corporation	Norsk Teekay AS (100%)

Navion Offshore Loading AS	984 837 771	Corporation	Teekay Norway AS (100%)

Navion Gothenburg AS	990 479 453	Corporation	Teekay Norway AS (100%)

Navion Bergen AS	990 479 518	Corporation	Teekay Norway AS (100%)

Ugland Nordic Shipping AS	952 152 505	Corporation	Teekay Norway AS (100%)

P/R Stena Ugland Shuttle Tankers I DA (Stena Alexita)	979 971 826	Partnership	Ugland Nordic Shipping AS (50%)

P/R Stena Ugland Shuttle Tankers II DA (Stena Sirita)	980 024 954	Partnership	Ugland Nordic Shipping AS (50%)

P/R Stena Ugland Shuttle Tankers III (Stena Natalita)	979 971 796	Partnership	Teekay Nordic Holdings Inc. (50%)

KS Apollo Spirit	960 690 605	Limited Partnership	Nordic Apollo L.L.C. (89%)
Schedule II – Opinion Documents
In respect of Corporation Entities:
o	Certificate of Registration (firmaattest)

[Form of Norwegian Local Counsel Opinion]	EXHIBIT C-1
o	Articles of Association (vedtekter)

	Certificate of Registration	Article of Associations
Corporation Entities	(firmaattest)	(vedtekter)
Norsk Teekay AS		28.06.2004
Teekay Norway AS		28.06.2004
Navion Offshore Loading AS		21.06.2004
Navion Gothenburg AS
Navion Bergen AS
Ugland Nordic Shipping AS		10.01.2006
In respect of Partnership Entities:
o	Partnership Agreement

Partnership Entities	Partnership Agreement
P/R Stena Ugland Shuttle Tankers I DA (Stena Alexita)	Dated 11.06.1998 between Stena Bulk AB and Ugland Nordic Investment AS

Addendum dated 4 December 2006 between Stena Bulk AB and Teekay Nordic Holding Inc.

P/R Stena Ugland Shuttle Tankers II DA (Stena Sirita)	Dated 11.06.1998 between Stena Sessan Rederi AB and Ugland Nordic Investment AS

Addendum dated 4 December 2006 between Stena Sessan Rederi AB and Ugland Nordic Shipping AS

P/R Stena Ugland Shuttle Tankers III (Stena Natalita)	Dated 09.06.1998 between Stena Bulk AB and Ugland Nordic Investment AS

Addendum dated 26.11.2001 between Stena Bulk AB, Ugland Nordic Investment AS and Teekay Nordic Holdings Inc.

Addendum dated 4 December 2006 between Stena Bulk AB and Ugland Nordic Shipping AS

[Form of Norwegian Local Counsel Opinion]	EXHIBIT C-1
In respect of the Limited Partnership:
o	Certificate of Registration (firmaattest)

o	Limited Partnership Agreement

	Certificate of Registration
Limited Partnership	(firmaattest)	Limited Partnership Agreement
KS Apollo Spirit	14.09.2006	Dated 18 July 1991, as amended, currently between Fridtjof Anderssen ANS, Brøvigtank AS, John S. Dennis, Hansson Invest AS, Nordic Apollo L.L.C., Ove
		Rinnan and Else Sundt

[Form of Bahamas Local Counsel Opinion]	EXHIBIT C-2
          Vessel Documentation. are registered under the laws of The Bahamas and under the Bahamian flag at the port of Nassau, The Bahamas in the ownership of the owning entities identified in Schedule I, and, free and clear of any and all recorded pledges, liens, encumbrances, security interests, charges, equities or other claims, except (i) as described in Schedule 1 hereto or (ii) as do not materially affect the value of such property, taken as a whole, and do not materially interfere with the use of such properties, taken as a whole.
Schedule I — Vessels Flagged in the Bahamas

Owning Entity	Vessel	Liens, etc.
Navion Gothenburg L.L.C.	Navion Gothenburg
Navion Bergen L.L.C.	Navion Bergen
Dampier Spirit L.L.C.	Dampier Spirit
SPT Navigator L.L.C.	SPT Navigator
SPT Explorer L.L.C.	SPT Explorer
Teekay Navion Offshore Loading Pte. Ltd.	Navion Oslo

[Form of Luxembourg Local Counsel Opinion]	EXHIBIT C-3
1.	Teekay European Holdings S.à r.l. (“Luxco”) is a company duly incorporated and validly existing under the laws of Luxembourg and has all requisite corporate capacity and power to acquire and own securities and or participations in Luxembourg or foreign corporations and to own the outstanding shares of Teekay Netherlands European Holdings B.V., a Dutch corporation.
2.	The issued capital of Luxco consists of 6,725.- (six thousand seven hundred twenty-five) shares (the “Shares”) all of which are held by Norsk Teekay Holding Limited (the “Teekay Corporation”), a Marshall Islands corporation and having its registered office at Trust Company Complex, Ajeltake Islands, Ajeltake Road, Majuro, Marshall Islands MH96960.
All the issued shares of the capital stock of Luxco have been duly authorized, validly issued, fully subscribed for in cash and are not assessable. To our knowledge, all of the Shares are free of all pledges, liens, encumbrances, security interests, charges, equities or other claims.
3.	To the best of our knowledge, no warrant or other option to acquire exists with respect to the Shares.
4.	There are no preemptive rights or other rights to subscribe for or to purchase any equity interests in Luxco pursuant to the Articles.

Pursuant to Article ten of the Articles, Luxco’s shares may not be transferred to third parties (i.e. outside the realm of its shareholders) unless shareholders representing three-quarters of the corporate capital of Luxco have agreed thereto in a general meeting of shareholders.

[Form of Netherlands Local Counsel Opinion]	EXHIBIT C-4
Teekay Netherlands European Holdings B.V. (the “Company”) has been incorporated and is existing as a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) under Dutch law. According to the objects clause in the Articles and under Dutch law the Company is permitted to own shares in the capital of a foreign corporation, including shares in the capital of Norsk Teekay AS (Norway).
According to the Articles and the Shareholders’ Register the authorised capital (maatschappelijk kapitaal) of the Company amounts to Euro 5 million divided into 50,000 ordinary shares with a par value of Euro 100,- each and the issued capital (geplaatst kapitaal) amounts to Euro 1 million, divided into 10,000 ordinary shares with par value Euro 100,- each.
According to the Articles and the Shareholders’ Register all of the issued and outstanding share capital of the Company is held by Teekay European Holding s.a.r.l and none of the issued and outstanding shares is pledged, encumbered, or vested with another security right.
According to the Articles and the Shareholders’ Register the shares issued and outstanding in the capital of the Company have been duly authorised and validly issued in accordance with Dutch Law and are fully paid and a holder of shares in the capital of the Company will not be liable for the Company’s obligations, except in the case of abuse of the Company’s legal personality and other exceptional circumstances, such as fraud, fraudulent conveyance and criminal activities.
The shares in the capital of the Company may only be transferred in accordance with the under Dutch law mandatory blocking clause as set out in the Articles.

[Form of Singapore Local Counsel Opinion]	EXHIBIT C-5
(i)	Teekay Navion Offshore Loading Pte. Ltd. (“TNOL”) was duly incorporated in Singapore on 16 November 2004 for an indefinite period as a limited liability private company and is a separate legal entity and is validly existing and in good standing under the laws of Singapore with full power and authority to own its assets and conduct its business;

(ii)	As at [___] June 2008, the issued share capital of TNOL comprises: (aa) 212,175,000 ordinary shares; and (bb) 1,202,325,001 preference shares.
All the issued shares in the capital of TNOL have been duly authorized and are validly issued and fully paid up.

The shareholders of all the shares in the issued share capital of TNOL are as follows:

Teekay Offshore Operating Pte. Ltd. (“TOOPL”)– 212,175,000 ordinary shares

Navion Offshore Loading AS – 1,202,325,001 preference shares

(iii)	TOOPL. was duly incorporated in Singapore on 15 December 2006 for an indefinite period as a limited liability private company and is a separate legal entity and is validly existing and in good standing under the laws of Singapore with full power and authority to own its assets and conduct its business;

(iv)	As at [•] June 2008, the issued share capital of TOOPL comprises 1 ordinary share. The entire issued share capital of TOOPL has been duly authorized and is validly issued and fully paid up;

The shareholder of all the shares in the issued share capital of TOOPL is Teekay Offshore Operating L.P.;

(v)	we have not sighted any documents evidencing any outstanding rights, warrants or options to acquire, or instruments convertible or exchangeable for, any shares of TNOL or TOOPL;

(vi)	other than the restrictions expressly set out in each of the Memorandum and Articles of Association of TNOL and TOOPL

[Form of Singapore Local Counsel Opinion]	EXHIBIT C-5
which relate to the transfer of shares, there are no pre-emptive rights or other rights to subscribe for or to purchase, nor other restrictions on the voting or transfer of shares in the capital of TNOL or TOOPL;

(vii)	TNOL and TOOPL have obtained and maintained all necessary licences, permits and approvals required by the laws of Singapore for the operation of their business i.e. that of owning and chartering of ships; and

(viii)	(viii) neither TNOL, TOOPL nor any of their properties has any immunity from jurisdiction from any court or from any legal process (whether through service or notice of attachment prior to judgment in aid of execution or otherwise) under the laws of the Republic of Singapore.

[Form of Australian Local Counsel Opinion]	EXHIBIT C-6
          Teekay Australia Offshore Pty Ltd (as trustee of Teekay Offshore Australia Trust) (Trustee) is registered and validly existing under the Relevant Laws and is capable of suing and being sued in its corporate name;
          the Trustee is the trustee of the Trust;
          the Trust Deed has been validly executed by the Trustee;
          the Trustee has the corporate power to enter into the Trust Deed;
          the Trustee has taken all necessary corporate action to authorise the execution of the Trust Deed;
          the Trust has been properly constituted in accordance with the terms of the Trust Deed;
          the Trustee has the power under the Trust Deed and the constitution of the Trustee to hold legal title to the vessel known as the Karratha Spirit, an FSO operating in Australia;
          the unit register of the Trust shows that all of the units of the Trust are held by Teekay Nordic Holdings Incorporated (Marshall islands), a Marshall Islands corporation and by Teekay Offshore Operating Partnership L.P. (Marshall Islands) having its principal place of business at Bayside House, Bayside Executive Park, West Bay Street and Blake Road, Nassau, Commonwealth of the Bahamas, acting by its general partner Teekay Offshore Operating GP, L.L.C. (Marshall Islands);
          the minutes of directors meeting of Trustee and the share certificates show that all of the shares in the Trustee are held by Teekay Offshore Operating Partnership L.P. (Marshall Islands) having its principal place of business at Bayside House, Bayside Executive Park, West Bay Street and Blake Road, Nassau, Commonwealth of the Bahamas. The Company Secretary of the Trustee has provided a revised register of members that reflects that Teekay Offshore Operating Partnership L.P. (Marshall Islands) is the sole shareholder of the Trustee.
          all of the units in the Trust on issue have been issued in accordance with the Trust Deed;
          the Trust Deed provides that there are no pre-emptive rights attaching to any unit in the Trust or other similar obligation requiring any beneficiary to subscribe for or to purchase any beneficial interest in the Trust; and
          the Trust Deed provides that no unit holder of the Trust, in its capacity as a unit holder of the Trust, incurs or is subject to any liability of any kind to any person in connection with:
          (1) the assets of the Trust (Trust Assets) or the ownership, use, operation, acquisition or disposition of the Trust Assets or the exercise or enjoyment of the rights, privileges, conditions or benefits attached to or associated with the Trust

[Form of Australian Local Counsel Opinion]	EXHIBIT C-6
Assets;
          (2) the obligations, liabilities, activities or affairs of the Trust;
          (3) any actual or alleged act or omission of the Trustee or by any other person in respect of the activities or affairs of the Trust;
          (4) any act or omission of the Trustee or any other person in the performance or exercise, or purported or attempted performance or exercise, of any obligation, power, discretion or authority conferred upon the Trustee or such other person in respect of the activities or affairs of the Trust (whether or not authorised by or pursuant to the Trust Deed);
          (5) any transaction entered into by the Trustee or by any other person in respect of the activities or affairs of the Trust (whether or not authorised by or pursuant to the Trust Deed);
          (6) any taxes, levies, imposts or charges or fines, penalties or interest in respect thereof payable by the Trust or by the Trustees or by any other person (except the unit holder of the Trust to the extent required by applicable tax laws) on behalf of or in connection with the activities or affairs of the Trust; or
          to the best of our knowledge, no warrant or other option to acquire exists with respect to the interests of the Trustee.
          Teekay Australia Offshore Holdings Pty Ltd (TAOH) is registered and validly existing under the Relevant Laws and is capable of suing and being sued in its corporate name and has all requisite corporate capacity and power to acquire and own securities in Australia or foreign corporations and to own the outstanding shares of Dampier Spirit LLC;
          TAOH has been properly constituted in accordance with the terms of its constitution;
          the minutes of directors meeting of TAOH, the share certificates and the shareholders register of TAOH shows that all of the shares in TAOH are held by Teekay Offshore Partners LP having its principal place of business at Bayside House, Bayside Executive Park, West Bay Street and Blake Road, Nassau, Commonwealth of the Bahamas. The Company Secretary of TAOH has also confirmed that Teekay Offshore Partners LP is the sole shareholder of TAOH. The Company Secretary of TAOH has also confirmed that the ASIC company search incorrectly shows the shareholder to be Teekay Offshore Operating GP LLC and that she will correct this error in due course;
          based on extracts of minutes of meeting, all of the shares in TAOH on issue have been issued in accordance with its constitution;
          TAOH’s constitution does not provide for any pre-emptive rights attaching to any

[Form of Australian Local Counsel Opinion]	EXHIBIT C-6
shares in TAOH or other similar obligation requiring any beneficiary to subscribe for or to purchase any beneficial interest in TAOH; and
          there is no evidence in the ASIC company search of TAOH or TAOH’s constitution that:
          (1) any warrant or other option to acquire exists with respect to the interests in TAOH; and
          (2) no other options or rights exist in relation to the shares in TAOH.
          TAOH’s company secretary has further confirmed this point.

[Form of Bermuda Local Counsel Opinion]	EXHIBIT C-7
Teekay Holdings has been duly incorporated and is validly existing in good standing as a corporation under the law of Bermuda.
All of the capital stock of Teekay Holdings have been validly issued and fully paid. All of the capital stock of the Teekay Holdings is owned by Teekay free and clear of all pledges, liens, encumbrances, security interests, charges, equities or other claims (“Liens”). To our knowledge, there are no outstanding rights, warrants or options to acquire, or instruments convertible or exchangeable for, any units of stock or interests of Teekay Holdings.
Teekay Holdings has all requisite corporate partnership power and authority to enter into the OPCO Purchase Agreement. All corporate action required to be taken by Teekay Holdings or any of its stockholders pursuant to the law of Bermuda, for the execution and delivery of the OPCO Purchase Agreement and the consummation of the transactions contemplated by this OPCO Purchase Agreement, has been validly taken.
The OPCO Purchase Agreement has been duly authorized and validly executed and delivered by Teekay Holdings.
The OPCO Purchase Agreement constitutes a valid and legally binding obligation of Teekay Holdings, enforceable against each Teekay Holdings in accordance with its terms, except that (i) the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by applicable laws and public policy.